UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

TOLL BROTHERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TOLL BROTHERS, INC.
250 Gibraltar Road
Horsham, Pennsylvania 19044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, March 17, 2010

The 2010 Annual Meeting of Stockholders (the “Meeting”) of Toll Brothers, Inc. (the “Company”) will be held on Wednesday, March 17, 2010 at 12:00 noon EDT, at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1. To elect the four directors nominated by the Board of Directors and named in the proxy statement to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. (The terms of office of the other directors do not expire until 2011 or 2012.)

2. To ratify the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

3. To approve a protective amendment to the Company’s Second Restated Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of the Company’s net operating losses and unrealized tax losses.

4. To approve the Toll Brothers, Inc. Section 382 Rights Agreement.

5. To approve the Toll Brothers, Inc. Senior Officer Bonus Plan.

6. To consider two stockholder proposals if properly presented at the Meeting.

7. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 19, 2010, as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

The enclosed proxy card is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy card promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy card will not affect your right to vote in person if you do attend the Meeting.

Please note the admission policy and procedures regarding attendance at the Meeting, which are set forth on the next page.

MICHAEL I. SNYDER
Secretary

February [  ], 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 17, 2010

The proxy statement and 2009 Annual Report of Toll Brothers, Inc. are available at:
https://materials.proxyvote.com/889478

ATTENDANCE AT ANNUAL MEETING — ADMISSION POLICY AND PROCEDURES

The Meeting will begin promptly at 12:00 noon EDT. All attendees must present a valid photo identification to be admitted to the Meeting. Cameras (including cellular phones or PDAs with photographic capabilities), recording devices and other electronic devices, and the use of cellular phones or PDAs, will not be permitted at the Meeting. Representatives will be at the entrance to the Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures have been followed and whether you will be granted admission to the Meeting.

Admission Policy

Attendance at the Meeting is limited to:

(A)	Stockholders who own shares directly with the Company (“record holders”).

(B)	Stockholders whose shares are held for them by banks, brokerages or other intermediaries (“beneficial holders”). Beneficial holders must present evidence of their ownership, such as a letter from the bank, broker or other intermediary confirming ownership, or the relevant portion of a bank or brokerage firm account statement.

(C)	Authorized representatives of entities who are beneficial holders. In addition to any evidence required under (B), above, authorized representatives must present: (1) a letter from the record holder certifying to the beneficial ownership of the entity they represent, and (2) a letter from the entity certifying to their status as an authorized representative.

Admission Procedures

Record Holders	Beneficial Holders

If you plan to vote by proxy, but attend the Meeting in person, please:	If you plan to vote by proxy, but attend the Meeting in person, please:
1. Indicate your votes on your proxy card

2.  Mark the box on your proxy card indicating your intention to attend

3.  Return the proxy card to the address indicated therein

4.  Follow all other admissions policies set forth above

  1.  Indicate your votes on the voting instruction card and return the card to the address indicated therein

  2.  Send written notice* of your intention to attend to the address below by March 3, 2010:

          Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Michael I. Snyder, Secretary

3. Follow all other admissions policies set forth above
If you plan to attend and vote at the Meeting, please:	If you plan to attend and vote at the Meeting, please:
1.  Bring your proxy card with you to the Meeting

2.  Send written notice* of your intention to attend to the address below by March 3, 2010:

   Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Michael I. Snyder, Secretary

3.  Follow all other admissions policies set forth above

  1.  Contact your bank or broker to obtain a written legal proxy form in order to vote your shares at the Meeting; failure to obtain a legal proxy form from your bank or broker will prevent you from voting your shares at the Meeting

  2.  Send written notice* of your intention to attend to the address below by March 3, 2010:

          Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Michael I. Snyder, Secretary

3. Follow all other admissions policies set forth above

*	Written notice should include: (1) your name, complete mailing address and phone number, (2) if you are a beneficial holder, evidence of your ownership, and (3) if you are a beneficial holder who is not a natural person and will be naming a representative to attend on your behalf, the name, complete mailing address and phone number of that individual. If you do not provide the requested information by March 3, 2010, please be prepared to show it at the entrance to the Meeting in order to gain admission. Failure to provide such information either in advance or at the Meeting may result in non-admission to the Meeting.

TOLL BROTHERS, INC.
250 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT
For
Annual Meeting of Stockholders
Wednesday, March 17, 2010

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation, for use at the Toll Brothers, Inc. 2010 Annual Meeting of Stockholders (the “Meeting”), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. Any reference to “Toll Brothers” or any use of the terms “Company,” “we,” “us” or “our” in this proxy statement refers to Toll Brothers, Inc. This proxy statement, the foregoing notice and the enclosed proxy card are first being sent to our stockholders on or about February [  ], 2010.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so; however, if any other matters properly come before the Meeting, Robert I. Toll and Zvi Barzilay, acting as your designated proxies, will vote or otherwise act thereon in accordance with their judgment on such matters.

If the enclosed proxy card is properly executed and returned to and received by us prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If the enclosed proxy card is properly executed, returned and received by us prior to voting at the Meeting without specific instructions, Messrs. Robert I. Toll and Zvi Barzilay, acting as your proxies, will vote your shares “FOR” all nominees under Proposal One, “FOR” Proposals Two, Three, Four and Five, and “AGAINST” Proposals Six and Seven.

Any proxy card may be revoked at any time before its exercise by notifying the Secretary in writing, by delivering a duly executed proxy card bearing a later date, or by attending the Meeting and voting in person.

VOTING SECURITIES AND SECURITY OWNERSHIP

Shares Entitled To Vote, Quorum and Required Vote

The record date fixed by our Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting is January 19, 2010 (the “Record Date”). At the close of business on the Record Date, there were 165,293,308 shares of our common stock outstanding and eligible to vote at the Meeting. We have no other class of voting securities outstanding. At the Meeting, stockholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One:  Directors are elected by a plurality of the votes cast at the Meeting on this proposal and the four nominees who receive the most votes will be elected. Please note that the New York Stock Exchange (“NYSE”) rules that guide how brokers vote your stock have changed. Your brokerage firm or other nominee may no longer vote your shares with respect to Proposal One without specific instructions from you as to how to vote with respect to the election of each of the four nominees for director, because the election of directors is no longer considered a “routine” matter under the NYSE rules. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal Two:  To be approved, this proposal must receive an affirmative majority of the total votes cast “FOR” and “AGAINST” this proposal at the Meeting. Proposal Two is considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.

Proposal Three:  To be approved, this proposal must receive an affirmative majority of our outstanding shares of common stock. Proposal Three is not considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote on this proposal.

Proposal Four:  To be approved, this proposal must receive an affirmative majority of the total votes cast “FOR” and “AGAINST” this proposal at the Meeting. This proposal is not considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.

Proposals Five, Six and Seven:  To be approved, each of these proposals must receive an affirmative majority of the total votes cast “FOR” and “AGAINST” each of these proposals at the Meeting. These proposals are not considered “routine” matters under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to any of these proposals. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of these proposals.

Security Ownership of Principal Stockholders and Management

The following table sets forth certain information with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. This information is as of the Record Date, except as otherwise indicated. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

		Percent of
	Amount and Nature of	Common
Name of Beneficial Owner	Beneficial Ownership(1)	Stock

Robert I. Toll (2)(3)(4)	19,044,612	11.22
Bruce E. Toll (5)	5,186,727	3.13
FMR LLC (6)	24,053,853	14.55
Zvi Barzilay	2,082,189	1.25
Robert S. Blank	225,592	*
Edward G. Boehne	328,600	*
Richard J. Braemer	481,140	*
Christine N. Garvey	0	*
Roger S. Hillas	474,625	*
Carl B. Marbach (7)(8)	391,213	*
Stephen A. Novick	143,500	*
Joel H. Rassman	1,084,135	*
Paul E. Shapiro	399,049	*
Douglas C. Yearley, Jr. (9)	309,778	*
All directors and executive officers as a group (13 persons) (3)(5)(10)	30,151,160	17.27

*	Less than 1%

(1)	Shares issuable pursuant to restricted stock units (“RSUs”) and options exercisable within 60 days after the Record Date are deemed to be beneficially owned. Accordingly, the information presented above includes the following numbers of shares of common stock underlying RSUs and options held by the following individuals, and all directors and executive officers as a group: Mr. Robert I. Toll, 4,443,491 shares; Mr. Bruce E. Toll, 265,500 shares; Mr. Barzilay, 1,786,005 shares; Mr. Blank, 212,000 shares; Mr. Boehne, 326,500 shares (includes options for 64,000 shares transferred to his wife); Mr. Braemer, 264,500 shares; Mr. Hillas, 283,000 shares; Mr. Marbach, 292,500 shares; Mr. Novick, 142,500 shares; Mr. Rassman, 775,122 shares; Mr. Shapiro, 289,375 shares; Mr. Yearley, 201,301 shares; and all directors and executive officers as a group, 9,281,794 shares.

(2)	The address for Mr. Robert I. Toll is c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044.

(3)	Amount includes 112,365 shares held by trusts for Mr. Robert I. Toll’s children and grandchildren, of which Mrs. Jane Toll, Mr. Robert I. Toll’s spouse, is a trustee with voting and dispositive power, and as to which he disclaims beneficial ownership. Amount also includes 56,000 shares owned by the Robert and Jane Toll Foundation, of which Mr. Robert I. Toll is a trustee with voting and dispositive power, and as to which he disclaims beneficial ownership.

(4)	Amount includes 7,120,316 shares pledged to certain financial institutions to secure personal obligations of Mr. Robert I. Toll.

(5)	Amount includes 4,150,000 shares pledged to certain financial institutions to secure obligations of The Bruce E. Toll Revocable Trust (of which Mr. Bruce E. Toll is the sole trustee).

(6)	FMR LLC filed a Schedule 13G with the Securities and Exchange Commission (the “SEC”) on February 16, 2009, which states that the address of FMR LLC (“FMR”) is 82 Devonshire Street, Boston, Massachusetts 02109, and that FMR has sole dispositive power with respect to all of the shares, but does not have sole or shared voting power with respect to any of the shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. One person, Magellan Fund, an investment company registered under the Investment Company Act of 1940, had an interest in 8,912,077 shares as of the date the Schedule 13G was filed.

(7)	Amount includes an aggregate of 9,400 shares beneficially owned by individual retirement accounts (“IRAs”) for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 4,700 shares held by his wife’s IRA.

(8)	Mr. Marbach has pledged an aggregate of 88,863 shares in accordance with a brokerage firm’s customary margin account requirements.

(9)	Amount includes 24,500 shares pledged to a financial institution to secure personal obligations of Mr. Yearley.

(10)	The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that only Messrs. Robert I. Toll, Zvi Barzilay, Joel H. Rassman and Douglas C. Yearley, Jr. are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the SEC.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Meeting, our stockholders will elect four directors to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The directors whose terms of office expire at the Meeting are Messrs. Zvi Barzilay, Edward G. Boehne, Richard J. Braemer and Carl B. Marbach.

Our Board of Directors is currently divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The Board of Directors has determined that, at the 2011 Annual Meeting of Stockholders, it will recommend that stockholders approve measures that would permit us to take the necessary steps to declassify the Board so that all directors are thereafter elected annually, with such declassification to be carried out in such a manner that does not affect the unexpired terms of any previously elected directors then in office.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Zvi Barzilay, Edward G. Boehne, Richard J. Braemer and Carl B. Marbach to serve again as directors until the 2013 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to continue to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate on the recommendation of the Nominating and Corporate Governance Committee.

Set forth below is certain information concerning each current director, each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.

		Director	Term
Name	Age	Since	Expires	Position(s) with the Company

Robert I. Toll	69	1986	2011	Chairman of the Board and Chief Executive Officer
Bruce E. Toll	66	1986	2011	Vice Chairman of the Board
Zvi Barzilay	63	1994	2010	President, Chief Operating Officer and Director
Robert S. Blank	69	1986	2012	Director
Edward G. Boehne	69	2000	2010	Director
Richard J. Braemer	68	1986	2010	Director
Christine N. Garvey	64	2009	2011	Director
Roger S. Hillas	82	1988	2012	Director
Carl B. Marbach	68	1991	2010	Director
Stephen A. Novick	69	2003	2012	Director
Joel H. Rassman	64	1996	2011	Executive Vice President, Chief Financial Officer, Treasurer and Director
Paul E. Shapiro	68	1993	2012	Director

Robert I. Toll co-founded our predecessor’s operations with his brother, Bruce E. Toll, in 1967. He has been a member of our Board of Directors since our inception in May 1986. His principal occupation since our inception has been to serve as our Chief Executive Officer and Chairman of the Board.

Bruce E. Toll, the brother of Robert I. Toll, has been a member of our Board of Directors since our inception in May 1986 and served as our Chief Operating Officer until May 1998 and our President until November 1998. He is a member of the Public Debt and Equity Securities Committee. Mr. Toll is the founder and president of BET Investments, a commercial real estate company, and the owner of several car dealerships. From June 2006 through August 2009, Mr. Toll was the Chairman of Philadelphia Media Holdings, L.L.C., the parent company of the Philadelphia Inquirer and the Philadelphia Daily News, and from December 2007 through February 2009, he served on the board of directors of Fifth Street Finance Corp., a NYSE-listed company that lends to and invests in small and mid-sized companies. From 2000 until July 2006, Mr. Toll was a member of the board of directors of UbiquiTel, Inc.

Zvi Barzilay has been a member of our Board of Directors since June 1994. He joined our predecessor in 1980 as a Project Manager and was appointed a Vice President in 1983. He held the position of Executive Vice President from January 1992 until May 1998, when he was appointed to the additional position of Chief Operating Officer. Since November 1998, he has been our President and Chief Operating Officer.

Robert S. Blank has been a member of our Board of Directors since September 1986. He is a member of the Nominating and Corporate Governance Committee and the Public Debt and Equity Securities Committee. For more than the past five years, Mr. Blank has been Co-Chairman and Co-Chief Executive Officer of Whitney Communication Company and Senior Partner of Whitcom Partners. Whitney Communications Company and Whitcom Partners make investments in public and non-public companies. From August 2001 until June 2007, Mr. Blank was a member of the board of directors of Advanta Corp.

Edward G. Boehne has been a member of our Board of Directors since July 2000. He is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is a member of the board of directors of Beneficial Mutual Bancorp, Inc., Penn Mutual Life Insurance Co. and AAA Mid-Atlantic, Inc. Mr. Boehne is also a member of the board of directors of, and a Senior Economic Advisor to, the Haverford Trust Company.

Richard J. Braemer has been a member of our Board of Directors since September 1986. He is the Chair of the Public Debt and Equity Securities Committee. Mr. Braemer is senior counsel at the law firm of Ballard, Spahr, Andrews & Ingersoll, LLP, where he was a partner from 1994 through 2008.

Christine N. Garvey has been a member of our Board of Directors since September 2009. She is a member of the Audit Committee. Ms. Garvey was the Global Head of Corporate Real Estate Services at Deutsche Bank AG from 2001 to 2004. Prior to that, she served as Vice President of Worldwide Real Estate and Workplace Resources at Cisco Systems, Inc. and as Group Executive Vice President at Bank of America. Ms. Garvey has served as a member of the board of trustees of ProLogis since September 2005, when Catellus Development Corporation, where she had been a member of the board since 1995, merged into a subsidiary of ProLogis. She is also a member of the board of directors of HCP, Inc. and Maguire Properties, Inc., and she served on the board of directors of Hilton Hotels Corporation through October 2007.

Roger S. Hillas has been a member of our Board of Directors since April 1988. He is a member of the Audit Committee. From July 1988 until his retirement in December 1992, Mr. Hillas was Chairman and Chief Executive Officer of Meritor Savings Bank. Prior to July 1988, Mr. Hillas was Chairman of PNC Financial Corp. and, before that, Chairman of Provident National Bank. On August 11, 2009, Mr. Hillas advised the Chairman of the Board that he will be resigning as a member of our Board of Directors, effective at the Board of Directors meeting currently scheduled for March 17, 2010, immediately following the Annual Meeting of Stockholders, and he stated that his resignation was not the result of a disagreement with us on any matter relating to our operations, policies or practices.

Carl B. Marbach has been a member of our Board of Directors since December 1991. He is the Chair of the Executive Compensation Committee and a member of the Audit Committee and the Public Debt and Equity Securities Committee. Since January 2004, Mr. Marbach has been President of Greater Marbach Airlines, Inc. and Florida Professional Aviation, Inc., companies that provide aviation and consulting services. From January 1995 to January 2004, Mr. Marbach was President of Internetwork Publishing Corp., an electronic publisher, which he founded.

Stephen A. Novick has been a member of our Board of Directors since January 2003. He is a member of the Executive Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Novick serves as Senior Advisor for The Andrea and Charles Bronfman Philanthropies, a private family foundation. Until December 2006, Mr. Novick was a consultant to Grey Global Group, a marketing communications company. From 1990 until his retirement in December 2004, Mr. Novick was Chief Creative Officer-Worldwide, and from April 2000 to December 2004 was Vice Chairman, of Grey Global Group. Mr. Novick is also a member of the board of directors of Ark Restaurant Corp.

Joel H. Rassman has been a member of our Board of Directors since September 1996. He joined our predecessor in 1984 as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Rassman was appointed Executive Vice President in June 2002. Mr. Rassman continues to serve as our Executive Vice President, Treasurer and Chief Financial Officer.

Paul E. Shapiro has been a member of our Board of Directors since December 1993. He is the Chair of the Audit Committee. Since June 30, 2004, Mr. Shapiro has been Chairman of the Board of Q Capital Strategies, LLC, a life settlement company. From January 1, 2004 to June 30, 2004, Mr. Shapiro was Senior Vice President of MacAndrews & Forbes Holdings, Inc., a private holding company of operating businesses. From June 2001 to December 2003, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Revlon Inc.

Meetings and Committees of the Board of Directors

The Board of Directors held four meetings during our 2009 fiscal year.

The Board of Directors currently has an Audit Committee, an Executive Compensation Committee, a Nominating and Corporate Governance Committee and a Public Debt and Equity Securities Committee.

The Audit Committee is currently comprised of Paul E. Shapiro (Chair), Edward G. Boehne, Christine N. Garvey, Roger S. Hillas and Carl B. Marbach. Each of Messrs. Shapiro, Boehne, Hillas and Marbach was a member of the Audit Committee for the entire 2009 fiscal year; Ms. Garvey joined the Audit Committee upon her election to the Board of Directors in September 2009. Each member of the Audit Committee has been determined by the Board of Directors to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this proxy statement. The Board of Directors has also determined that all members of the Audit Committee are financially literate, and that Edward G. Boehne possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE and is an “audit committee financial expert” within the meaning of the applicable SEC rules. The Board of Directors has further determined that Ms. Garvey’s simultaneous service on the audit committees of more than three public companies will not impair her ability to effectively serve on our Audit Committee.

The Audit Committee, among other things, acts on behalf of our Board of Directors to discharge the Board’s responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, risk oversight and assessment, the qualifications and independence of the independent registered public accounting firm, and the performance of our internal audit function and independent audits. The Audit Committee also has the responsibility and authority for the appointment, compensation, retention, evaluation, termination and oversight of the independent registered public accounting firm, and pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee held seven meetings during the last fiscal year. Four of its meetings were attended by representatives from Ernst & Young LLP, our independent registered public accounting firm, to consider, among other things, the scope of the annual audit and issues of accounting policy and internal control. The Chair of the Audit Committee (or, on one occasion, another Audit Committee member as his designee) also met telephonically with our management and representatives from Ernst & Young LLP eight times during the 2009 fiscal year, prior to each public release of our quarterly and annual financial information.

The Executive Compensation Committee is, and for the entire 2009 fiscal year was, comprised of Carl B. Marbach (Chair) and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE’s standards for independence. In addition, each committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive Compensation Committee, among other things, sets compensation for our executive officers and our named executive officers (“NEOs”) and administers (in some cases along with the Board of Directors) the Toll Brothers, Inc. Cash Bonus Plan (the “Cash Bonus Plan”), the Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the “Executive Officer Bonus Plan”), the Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Employees (2007) (the “Employee Plan”), and the Toll Brothers, Inc. Supplemental Executive Retirement Plan (the “SERP”). It also administers the Toll Brothers, Inc. Stock Option and Incentive Plan (1995) (the “1995 Plan”) and the Toll Brothers, Inc. Stock Incentive Plan (1998) (the “1998 Plan”), which plans are inactive except for exercises of existing stock option grants. The Executive Compensation Committee held five meetings during the 2009 fiscal year, some of which took place over multiple days.

The Nominating and Corporate Governance Committee is, and for the entire 2009 fiscal year was, comprised of Edward G. Boehne (Chair), Robert S. Blank and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for, among other things, the recommendation to the Board of Directors of nominees for election to the Board of Directors, the evaluation of the size of the Board of Directors, the evaluation and recommendation to the Board of Directors of the compensation of the non-employee directors, the establishment and updating of corporate governance guidelines, the review and approval of related party transactions and the acting on behalf of the Board of Directors with respect to certain administrative matters. The Nominating and Corporate Governance Committee, along with the Board of Directors, administers the Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (2007) (the “Director Plan”). The Nominating and Corporate Governance Committee held five meetings during the 2009 fiscal year.

The Public Debt and Equity Securities Committee is, and for the entire 2009 fiscal year was, comprised of Richard J. Braemer (Chair), Robert S. Blank, Carl B. Marbach and Bruce E. Toll. The Public Debt and Equity Securities Committee’s primary responsibility, as set forth in its charter, is to review and approve, pursuant to authority granted by the Board of Directors, certain transactions relating to the public debt and equity securities of the Company and its affiliates. The Public Debt and Equity Securities Committee did not hold a formal meeting during the 2009 fiscal year.

Each director attended at least 75% of the meetings of the Board of Directors and of the committees of which he or she was a member during the 2009 fiscal year.

Director Compensation

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending compensation for non-management directors to the Board of Directors.

Elements of Director Compensation

Non-management directors are compensated in cash, stock options and restricted stock for their services as directors.

•	Cash. Directors receive no annual cash stipend for their service on the Board of Directors or its committees. Each non-management director, other than Bruce E. Toll, receives cash fees for each Board of Directors and Board committee meeting he or she attends that is determined to be a “paid” meeting. In general, telephone conferences lasting less than 30 minutes in duration are not considered “paid” meetings. Cash fees paid for meetings held during fiscal 2009 were as follows:

Each full day Board of Directors meeting	$5,000
Each half day Board of Directors meeting	$2,500
Each telephonic Board of Directors meeting	$1,750
Each Board committee meeting	$1,750

•	Equity Compensation. All non-management directors receive annual equity compensation in the form of stock options for service on the Board of Directors and on Board committees. Stock options are granted and priced on December 20 of each year (or, if December 20 falls on a weekend, options are granted as of December 20 and priced on the immediately preceding or succeeding business day) for service during the immediately preceding fiscal year. Each option grant made to a non-management director has a 10-year term and vests equally over a two-year period, with the potential for automatic vesting upon a change of control of the Company. Certain option grants to non-management directors also provide for continued vesting upon death, disability or retirement of the director. In addition, non-management directors also receive restricted stock awards for service on certain Board committees. Restricted stock is granted on December 20 of each year (or the immediately preceding or succeeding business day, if December 20 falls on a weekend) for service during the immediately preceding fiscal year. Restrictions on shares of restricted stock granted as director compensation lapse over two years, although all restrictions immediately lapse upon a change of control of the Company or upon the death or disability of the director. In order to receive equity compensation for Board committee service, the relevant Board committee must meet at least once during the fiscal year, and such meeting must be considered a “paid” meeting.

Equity compensation grants to non-management directors during fiscal 2009 for services rendered during fiscal 2008 were made on December 19, 2008 (in the case of restricted stock) and on December 20, 2008 (in the case of stock options) and were granted under the Director Plan as follows:

Service on the Board of Directors	Option to acquire 15,000 shares

Chair of the Audit Committee	Option to acquire 1,250 shares 250 shares of restricted stock
Member of the Audit Committee	Option to acquire 1,000 shares 100 shares of restricted stock
Chair of the Nominating and Corporate Governance Committee	Option to acquire 1,000 shares 200 shares of restricted stock
Member of the Nominating and Corporate Governance Committee	Option to acquire 1,000 shares 100 shares of restricted stock
Chair of the Executive Compensation Committee	Option to acquire 1,000 shares 200 shares of restricted stock
Member of the Executive Compensation Committee	Option to acquire 1,000 shares 100 shares of restricted stock
Chair or Member of the Public Debt and Equity Securities Committee	Option to acquire 500 shares

Ms. Garvey was granted an option under the Director Plan to acquire 10,000 shares of common stock upon her election to the Board of Directors on September 24, 2009. The option vests equally over a two-year period, with the potential for automatic vesting upon a change of control of the Company.

•	Perquisites and Benefits. Our non-management directors did not receive perquisites or other benefits from the Company during fiscal 2009, except for Mr. Bruce E. Toll, as discussed in the section below entitled “Other Director Compensation Arrangements.”

Other Director Compensation Arrangements

An Advisory and Non-Competition Agreement (the “Advisory Agreement”), dated as of November 1, 2004, and amended as of June 13, 2007, and November 24, 2008, is in place between the Company and Mr. Bruce E. Toll. The Advisory Agreement currently expires on October 31, 2010. The purpose of the Advisory Agreement is to provide us with the valuable and special knowledge, expertise and services of Mr. Toll, one of our co-founders and a director of the Company since our inception, on a continuing basis, as well as to ensure that Mr. Toll does not engage in activities or business ventures that compete with us. The Advisory Agreement provides, among other things, that (a) we will retain Mr. Toll as Special Advisor to the Chairman until October 31, 2010, at an annual compensation rate of $675,000, (b) he will be paid such amount for each of the three years following the term (or termination) of the Advisory Agreement so long as he does not violate certain non-competition and other provisions, and (c) during the term of the Advisory Agreement, he will be entitled to receive the health and 401(k) retirement plan benefits provided to our NEOs. In January 2009, we suspended matching 401(k) contributions for all employees, which included our NEOs and Mr. Toll. During fiscal 2009, prior to the January 2009 suspension of this benefit, we made $1,038 in matching contributions to Mr. Toll. We also made an annual discretionary contribution to Mr. Toll’s 401(k) account in March 2009 for service rendered during fiscal 2008, in the amount of $7,160. We do not currently expect to make any matching or discretionary contributions to Mr. Toll’s 401(k) account during fiscal 2010. Pursuant to the terms of the Advisory Agreement, Mr. Toll was designated a participant in the SERP, which provides an annual benefit of $230,000 for 20 years, provided that no payments will be made to Mr. Toll under the SERP until the expiration of the three-year non-competition period following the term (or termination) of the Advisory Agreement. During fiscal 2009, we provided Mr. Toll with certain benefits having an estimated value of $23,870, which are described in greater detail under “Director Compensation Table” below. These benefits were reviewed by the Executive Compensation Committee as part of its review of benefits and perquisites paid to our NEOs and were found to be reasonable and consistent with past practices.

Director Compensation Table

The following table sets forth information concerning the fiscal 2009 compensation awarded to or earned by our non-management directors. Management directors are not compensated for their service as directors. The compensation received by our management directors for their services as employees is shown in the Summary Compensation Table on page 48 of this proxy statement.

Non-Management Director Compensation during Fiscal Year 2009

				Change in
				Pension
				Value and
	Fees			Nonqualified
	Earned or	Stock	Option	Deferred		All Other
	Paid in Cash	Awards	Awards	Compensation		Compensation
Name	($)	($)(1)(2)(3)	($)(4)(5)(6)	Earnings ($)		($)		Total ($)

Robert S. Blank	24,750	2,165	190,080	—		—		216,995
Edward G. Boehne	31,750	6,496	201,960	—		—		240,206
Richard J. Braemer	16,000	—	178,200	—		—		194,200
Christine N. Garvey	2,500	—	4,808	—		—		7,308
Roger S. Hillas	23,000	2,165	190,080	—		—		215,245
Carl B. Marbach	33,500	6,363	201,960	—		—		241,823
Stephen A. Novick	33,500	4,198	325,010	—		—		362,708
Paul E. Shapiro	35,250	5,347	193,050	—		—		233,647
Bruce E. Toll	—	—	178,200	580,000	(7)	698,870	(8)	1,457,070

(1)	Annual restricted stock grants to non-management directors are made during the first quarter of each fiscal year for service on the Board during the immediately preceding fiscal year. The awards vest 50% on the first anniversary of the award and 50% on the second anniversary of the award. The grant date fair values of the awards are based upon the closing price of our common stock on the date of the awards. Each non-management director, other than Mr. Braemer, Ms. Garvey and Mr. Bruce E. Toll, received a grant of restricted stock during fiscal year 2009. Each grant was made on December 19, 2008, and the grant date fair value of each award was as follows: Mr. Blank, $2,170; Mr. Boehne, $6,510; Mr. Hillas, $2,170; Mr. Marbach, $6,510; Mr. Novick, $4,340; and Mr. Shapiro, $5,425.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2009 in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS 123R”) for restricted stock awards. The amount recognized for financial statement reporting purposes is based on the grant date fair value of the awards (see footnote 1 above) and the period upon which the awards vest.

(3)	The non-management directors held the following amounts of unvested restricted stock awards at October 31, 2009: Mr. Blank, 150 shares; Mr. Boehne, 450 shares; Mr. Hillas, 150 shares; Mr. Marbach, 450 shares; Mr. Novick, 300 shares; and Mr. Shapiro, 375 shares. Mr. Braemer, Ms. Garvey and Mr. Bruce E. Toll did not hold any unvested restricted stock awards at October 31, 2009.

(4)	The annual stock option grants to non-management directors are made during the first quarter of each fiscal year for service on the Board during the immediately preceding fiscal year. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2009 in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements for fiscal year 2009, included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(5)	Each non-management director received a stock option grant during fiscal year 2009. With the exception of the grant to Ms. Garvey, each grant was made on December 20, 2008 (with an exercise price equal to the closing price of our common stock on the NYSE on December 19, 2008, the business day immediately preceding December 20, 2008). The grant date fair value of each award, computed in accordance with SFAS 123R, was as follows: Mr. Blank, $190,080; Mr. Boehne, $201,960; Mr. Braemer, $178,200; Mr. Hillas, $190,080; Mr. Marbach, $201,960; Mr. Novick; $201,960; Mr. Shapiro, $193,050; and Mr. Bruce E. Toll, $178,200.

The grant to Ms. Garvey was made on September 24, 2009, in connection with her joining our Board of Directors, and the grant date fair value of the award, computed in accordance with SFAS 123R, was $115,400.

(6)	The non-management directors held unexercised stock options to acquire the following amounts of our common stock at October 31, 2009: Mr. Blank, 220,000 shares; Mr. Boehne, 335,000 shares; Mr. Braemer, 272,000 shares; Ms. Garvey, 10,000 shares; Mr. Hillas, 291,000 shares; Mr. Marbach, 369,000 shares; Mr. Novick, 151,000 shares; Mr. Shapiro, 363,500 shares; and Mr. Bruce E. Toll, 273,000 shares. We provide information on the beneficial ownership of our stock for each of our directors under “Security Ownership of Principal Stockholders and Management” on page 2 of this proxy statement.

(7)	Due to a change in actuarial assumptions related to the discount rate from October 31, 2008, to October 31, 2009 and the passage of time, the actuarial present value of Mr. Bruce E. Toll’s accumulated plan benefit under the SERP increased by $580,000.

(8)	“All Other Compensation” consists of the following annual compensation and benefits provided to Mr. Bruce E. Toll pursuant to the Advisory Agreement. See “Other Director Compensation Arrangements” above.

Annual compensation	$675,000
Contributions to 401(k) plan	8,198
Health insurance	12,639
Club dues	3,033

Total	$698,870

Required Vote

To be elected, each director nominee must receive a plurality of the votes cast at the Meeting. We have been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock they each own “FOR” the election of each of the nominees named above. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.”

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF
ZVI BARZILAY, EDWARD G. BOEHNE, RICHARD J. BRAEMER
AND CARL B. MARBACH.

PROPOSAL TWO

RATIFICATION OF THE RE-APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee recommends ratification of its re-appointment of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending October 31, 2010. Ernst & Young LLP has audited our consolidated financial statements since 1984.

Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be afforded the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.

The following table sets forth the fees paid to Ernst & Young LLP for professional services for the fiscal years ended October 31, 2009 and 2008:

	2009	2008

Audit Fees(1)	$877,235	$1,197,883
Audit-Related Fees(2)	49,500	63,250
Tax Fees(3)	266,181	243,361

	$1,192,916	$1,504,494

(1)	“Audit Fees” include fees billed for (a) the audit of Toll Brothers, Inc. and its consolidated subsidiaries, (b) the attestation of the independent registered public accounting firm with respect to the effectiveness of internal control over financial reporting, (c) the review of quarterly financial information, (d) the stand-alone audits of certain of its subsidiaries, and (e) the issuance of consents in various filings with the SEC.

(2)	“Audit-Related Fees” include fees billed for audits of various joint ventures in which we have an interest.

(3)	“Tax Fees” include fees billed for consulting on tax planning matters.

The Audit Committee meets and agrees upon the annual audit fee directly with our independent auditors. The Audit Committee also establishes pre-approved limits for which our management may engage our independent auditors for specific services. Any work that exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter the Audit Committee reviews the matters worked on by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees and services for fiscal 2009 were approved by the Audit Committee.

Required Vote

To be approved, this proposal must receive an affirmative majority of the total votes cast at the Meeting “FOR” and “AGAINST” this proposal. We have been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock they each own in favor of approval of the ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal 2010 year. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.”

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL TWO

BACKGROUND TO PROPOSALS THREE AND FOUR

We have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”) and may generate additional NOLs in future years. Under federal tax laws, we generally can use NOLs and certain related tax credits to offset ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset income tax in future years. We have, or expect to use, certain NOLs that we had generated up to October 31, 2009 to offset some income taxes we paid with regard to our fiscal 2006 and fiscal 2007 tax years. The Worker, Homeownership and Business Assistance Act of 2009, enacted on November 6, 2009, will permit us, on a one-time basis, to carry tax losses incurred in one tax year back for up to five years. We expect to use this one-time carry back for our fiscal 2010 tax year. After giving effect to the carry back and use of certain NOLs, we estimate, as of the date of this proxy statement, that we still have approximately $400 million of net deferred tax asset related to our NOLs that we have generated but not yet realized for tax purposes. We believe that these NOLs could be used to potentially offset up to $1.2 billion of future taxable income. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, our NOLs are a very valuable asset.

The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed, if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382, an “ownership change” occurs if a stockholder or a group of stockholders who is deemed to own at least 5% of our common stock increases its ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of our NOLs that we can use to offset income taxes equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit.

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the Board of Directors believes the most effective way to preserve the benefits of our NOLs for long-term stockholder value is to adopt both the Protective Amendment to the Toll Brothers, Inc. Second Restated Certificate of Incorporation (the “Protective Amendment”) and the Toll Brothers, Inc. Section 382 Rights Agreement (the “Section 382 Rights Agreement”). The Protective Amendment, which is designed to block transfers of our common stock that could result in an ownership change, is described below under Proposal Three, and its full terms can be found in the accompanying Addendum A. The Section 382 Rights Agreement, pursuant to which we have issued certain stock purchase rights with terms designed to deter transfers of our common stock that could result in an ownership change, is described below under Proposal Four, and its full terms can be found in the accompanying Addendum B.

The Board of Directors urges stockholders to carefully read each proposal, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment and the Section 382 Rights Agreement” and the full terms of the Protective Amendment and the Section 382 Rights Agreement. The Board of Directors unanimously adopted both measures, but the Protective Amendment requires stockholder adoption to be put into effect, and the Section 382 Rights Agreement requires stockholder approval to remain effective after June 17, 2010.

It is important to note that neither measure offers a complete solution and an ownership change may occur even if the Protective Amendment is adopted and the Section 382 Rights Agreement is approved. There are limitations on the enforceability of the Protective Amendment against stockholders who do not vote to adopt it that may allow an ownership change to occur, and the Section 382 Rights Agreement may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board of Directors believes that both measures are needed and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs. Accordingly, the Board of Directors strongly recommends that stockholders adopt the Protective Amendment and approve the Section 382 Rights Agreement.

PROPOSAL THREE

APPROVAL OF PROTECTIVE AMENDMENT TO THE
TOLL BROTHERS, INC. SECOND RESTATED CERTIFICATE OF INCORPORATION

For the reasons discussed above under “Background to Proposals Three and Four,” the Board of Directors recommends that stockholders adopt the Protective Amendment to the Toll Brothers, Inc. Second Restated Certificate of Incorporation. The Protective Amendment is designed to prevent certain transfers of our common stock that could result in an ownership change under Section 382 and, therefore, materially inhibit our ability to use our NOLs to reduce our future income tax liability. The Board believes it is in our and our stockholders’ best interests to adopt the Protective Amendment to help avoid this result.

The purpose of the Protective Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of stock that is treated as being owned by a holder of 4.95% of our stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. In order to implement these transfer restrictions, the Protective Amendment must be adopted. The Board of Directors has adopted resolutions approving and declaring the advisability of amending the Second Restated Certificate of Incorporation as described below and as provided in the accompanying Addendum A, subject to stockholder adoption.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Nine of our Second Restated Certificate of Incorporation and can be found in the accompanying Addendum A. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers.  The Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•	increase the direct or indirect ownership of our stock by any Person (as defined below) from less than 4.95% to 4.95% or more of our common stock; or

•	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.95% or more of our common stock.

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.95% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.95% stockholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers.  Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this proxy statement, our common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that would cause any stockholder of 4.95% or more of our stock to violate the Protective Amendment, the following procedure will apply in lieu of those described above: In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions.  In order to facilitate sales by stockholders into the market, the Protective Amendment permits otherwise prohibited transfers of our common stock where the transferee is a public group. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 4.95% stockholder.

In addition, the Board of Directors will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If the Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, the Board of Directors may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board of Directors may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board of Directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board of Directors will be authorized to modify the applicable allowable percentage ownership interest (currently 4.95%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board of Directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

The Board of Directors may establish, modify, amend or rescind bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

Implementation and Expiration of the Protective Amendment

If our stockholders adopt the Protective Amendment, we intend to promptly file the Protective Amendment or file a Third Restated Certificate of Incorporation incorporating the Protective Amendment with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective. We intend to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the Board of Directors’ determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the amendment or repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year to which the Board of Directors determines that none of our NOLs may be carried forward, and (iii) such date as the Board of Directors otherwise determines that the Protective Amendment is no longer necessary for the preservation of our NOLs. The Board of Directors may also accelerate or extend the expiration date of the Protective Amendment in the event of a change in the law.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	The Board of Directors can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

•	A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

•	Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. However, the Board of Directors has adopted the Section 382 Rights Agreement, which is intended to act as a deterrent to any person acquiring more than 4.95% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•	Each stockholder who owns less than 5% of our common stock is generally (but not always) treated as a single “5-percent stockholder” for purposes of Section 382. Transactions in the public markets among stockholders who are not “5-percent stockholders” are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	Our redemption or buyback of our common stock will increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Required Vote

To be approved, this proposal must receive an affirmative majority of our outstanding common stock. We have been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock they each own in favor of approval of this proposal. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.” The Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware or the filing of a Third Restated Certificate of Incorporation incorporating the Protective Amendment, which we would expect to do as soon as practicable after the Protective Amendment is adopted.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL THREE

PROPOSAL FOUR

APPROVAL OF THE TOLL BROTHERS, INC. SECTION 382 RIGHTS AGREEMENT

Background on Our Existing Rights Agreement

We have an existing stockholder rights agreement that was adopted in June 2007 (the “Existing Rights Agreement”). At the time of its adoption, the Existing Rights Agreement was intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests and to encourage potential acquirors to negotiate with our Board of Directors. The rights issued under the Existing Rights Agreement, as originally adopted, would generally be triggered if a person or group acquired a number of shares of our common stock that were entitled to 15% or more of our outstanding voting power. The rights issued pursuant to the Existing Rights Agreement will expire on July 11, 2017, unless earlier exchanged or redeemed. The Board of Directors intends to terminate the Existing Rights Agreement and redeem the rights issued thereunder upon approval of the Section 382 Rights Agreement by our stockholders.

The Section 382 Rights Agreement

On June 17, 2009, our Board of Directors adopted the Section 382 Rights Agreement. The rights issued under the Section 382 Rights Agreement will expire on June 17, 2010 if our stockholders have not approved the Section 382 Rights Agreement by that date. Subject to certain limited exceptions, the Section 382 Rights Agreement is designed to deter any person from buying our common stock (or any interest in our common stock) if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 4.95% or more of our then-outstanding common stock.

The Section 382 Rights Agreement is intended to protect stockholder value by attempting to preserve our ability to use our NOLs to reduce our future income tax liability. Because of the limitations of the Protective Amendment in preventing transfers of our common stock that may result in an ownership change, as further described above under Proposal Three, the Board of Directors believes it is in our and our stockholders’ best interests to approve the Section 382 Rights Agreement.

The following description of the Section 382 Rights Agreement is qualified in its entirety by reference to the text of the Section 382 Rights Agreement, which can be found in the accompanying Addendum B. Please read the Section 382 Rights Agreement in its entirety, as the discussion below is only a summary.

Description of Section 382 Rights Agreement

The Section 382 Rights Agreement is intended to act as a deterrent to any person or group acquiring 4.95% or more of our outstanding common stock (an “Acquiring Person”) without the approval of the Board of Directors. Stockholders who owned 4.95% or more of our common stock as of the close of business on June 17, 2009, which includes Robert I. Toll and his affiliates, generally will not trigger the Section 382 Rights Agreement so long as they do not acquire 1,000 or more shares of our common stock. Any rights held by an Acquiring Person are void and may not be exercised. The Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Section 382 Rights Agreement that it determines would not jeopardize or endanger the availability to the Company of its NOLs.

The Rights.  The Board of Directors authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of the close of business on July 17, 2009. Subject to the terms, provisions and conditions of the Section 382 Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us a unit (“Unit”) consisting of one ten-thousandth of a share of our Series B Junior Participating Preferred Stock for a purchase price of $100 per Unit (the “Purchase Price”). If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights.

Exercisability.  The rights will not be exercisable until the earlier of (i) 10 calendar days after a public announcement that a person or group has become an Acquiring Person (the date of such public announcement is referred to herein as the “Stock Acquisition Date”) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.95% or more of our outstanding common stock. In this proxy statement, we refer to the date on which the rights become exercisable as the “Distribution Date.”

Until the Distribution Date, common stock certificates will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price that number of shares of our common stock having a market value of two times the exercise price of the right. The exercise price is the Purchase Price times the number of Units associated with each right (initially, one).

Exchange.  At any time after the Stock Acquisition Date, the Board of Directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio equal to (i) a number of shares of common stock per right with a value equal to the spread between the value of the number of shares of common stock for which the rights may then be exercised and the Purchase Price, or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then-outstanding shares of common stock, one share of common stock per right.

Redemption.  At any time until 10 days after the Stock Acquisition Date, the Board of Directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). Immediately upon action of the Board of Directors ordering redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon.

Anti-Dilution Provisions.  The Purchase Price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments.  Other than certain provisions relating to the principal economic terms of the rights, any of the provisions of the Section 382 Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Section 382 Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct or supplement inconsistent provisions, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Section 382 Rights Agreement (provided that no amendment to lengthen the time period governing redemption may be made at such time as the rights are not redeemable, and no amendment to lengthen any other time period may be made unless for the purpose of protecting, enhancing or clarifying the rights of, or benefits to, the rights holders).

Expiration.  The rights issued pursuant to the Section 382 Rights Agreement will expire on the earliest of (i) the close of business on July 16, 2019, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which the Board of Directors determines that the Section 382 Rights Agreement is no longer necessary or desirable for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (v) the beginning of the taxable year of the Company to which the Board of Directors determines that no tax benefits may be carried forward, and (vi) June 17, 2010, if prior to such time the Section 382 Rights Agreement has not been approved by our stockholders.

Required Vote

To be approved, this proposal must receive an affirmative majority of the total votes cast at the Meeting “FOR” and “AGAINST” this proposal. We have been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock they each own in favor of approval of the Section 382 Rights Agreement. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.” Upon approval by our stockholders of the Section 382 Rights Agreement, the Existing Rights Agreement shall be terminated by the Board and all rights under that plan shall be redeemed. If the Section 382 Rights Agreement is not approved by our stockholders, the Existing Rights Agreement will continue in full force and effect in accordance with its terms.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL FOUR

CERTAIN CONSIDERATIONS RELATED TO THE

PROTECTIVE AMENDMENT AND THE SECTION 382 RIGHTS AGREEMENT

The Board of Directors believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposals Three and Four” is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted and the Section 382 Rights Agreement is approved. Please consider the items discussed below in voting on Proposals Three and Four.

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Protective Amendment and the Section 382 Rights Agreement are in place.

Continued Risk of Ownership Change

Although the Protective Amendment and the Section 382 Rights Agreement are intended to reduce the likelihood of an ownership change, we cannot assure you that they would prevent all transfers of our common stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our common stock will be enforceable against all our stockholders, and they may be subject to challenge on equitable grounds, as discussed above under Proposal Three.

Potential Effects on Liquidity

The Protective Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

If the Protective Amendment is adopted, the Board of Directors intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able to purchase our common stock, the Protective Amendment could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs. The Section 382 Rights Agreement could have a similar effect if investors object to holding our common stock subject to the terms of the Section 382 Rights Agreement.

Anti-Takeover Impact

The reason the Board of Directors adopted the Protective Amendment and the Section 382 Rights Agreement is to preserve the long-term value of our NOLs. The Protective Amendment, if adopted by our stockholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.95% of our common stock and the ability of persons, entities or groups now owning more than 4.95% of our common stock from acquiring additional shares of our common stock without the approval of the Board of Directors. Similarly, while the Section 382 Rights Agreement is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Protective Amendment, if adopted by our stockholders, and the Section 382 Rights Agreement may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Protective Amendment and the Section 382 Rights Agreement proposals are not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”) cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) our Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of the Company and shares owned by certain of our employee benefit plans), or (iii) the business combination was approved by our Board of Directors and by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

Our Second Restated Certificate of Incorporation and our bylaws contain the following provisions that may also be deemed to have a potential anti-takeover effect:

•	Directors are elected by plurality, and cumulative voting is not permitted in the election of directors;

•	Our Board of Directors is currently divided into three classes of directors serving staggered terms of three years each, although our Board has indicated its intention to take the necessary steps to declassify at the 2011 Annual Meeting of Stockholders, as further described under Proposal One, above;

•	Directors may be removed from office only for cause and with the affirmative vote of 66 2/3% of the voting power of the voting stock;

•	Stockholders have no preemptive right to acquire our securities;

•	Stockholders may not call or request special meetings of stockholders and may not take action by written consent in lieu of a meeting of stockholders;

•	The maximum number of directors is fixed at 12 and any vacancy on the Board or newly created directorship will be filled by the remaining directors then in office; and

•	The Board of Directors may fix the designation, rights, preferences and limitations of the shares of each series of our preferred stock.

In addition, our Existing Rights Agreement is intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests, and to encourage potential acquirors to negotiate with our Board of Directors. However, upon approval of the Section 382 Rights Agreement by our stockholders, the Board of Directors will take action to terminate the Existing Rights Agreement.

Effect of the Protective Amendment if you vote for it and already own more than 4.95% of our common stock

If you already own more than 4.95% of our common stock, you would be able to transfer shares of our common stock only if the transfer does not increase the percentage of stock ownership of another holder of 4.95% or more of our common stock or create a new holder of 4.95% or more of our common stock. You will also be able to transfer your shares of our common stock through open-market sales to a public group, including a new public group. Shares acquired in any such transaction will be subject to the Protective Amendment’s transfer restrictions.

Effect of the Protective Amendment if you vote for it and own less than 4.95% of our common stock

The Protective Amendment will apply to you, but, so long as you own less than 4.95% of our common stock you can transfer your shares to a purchaser who, after the sale, also would own less than 4.95% of our common stock.

Effect of the Protective Amendment if you vote against it

Delaware law provides that transfer restrictions of the Protective Amendment with respect to shares of our common stock issued prior to its effectiveness will be effective as to (i) stockholders with respect to shares that were voted in favor of adopting the Protective Amendment and (ii) purported transferees of such shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

PROPOSAL FIVE

APPROVAL OF THE TOLL BROTHERS, INC. SENIOR OFFICER BONUS PLAN

The Board of Directors has adopted, upon the recommendation of the Executive Compensation Committee (the “Compensation Committee”) and subject to stockholder approval, the Toll Brothers, Inc. Senior Officer Bonus Plan (“Senior Officer Plan”), to provide a tax-deductible bonus program for those officers designated as participants in the Senior Officer Plan by the Compensation Committee. If approved by stockholders, the Senior Officer Plan will replace the existing Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the “Executive Officer Bonus Plan”) as the method of awarding tax-deductible bonus compensation to our executive officers (excluding Robert I. Toll). If the Senior Officer Plan is not approved by stockholders, we would not be able to deduct any cash compensation over $1 million that is awarded to any such officer after fiscal 2009.

Background

The Board of Directors believes that our executive officers should be compensated through a mix of salary, bonus awards and long-term incentive compensation, and that this compensation should be tax-deductible by us to the largest extent possible. The Board of Directors and the Compensation Committee developed the Senior Officer Plan as a replacement for the Executive Officer Bonus Plan. In doing so, they determined that the Senior Officer Plan should be sufficiently flexible to allow the Compensation Committee to make awards in appropriate amounts and with appropriate performance periods and performance goals to whichever existing, new or recently promoted executive or other officers the Compensation Committee designates as plan participants. The Compensation Committee will not designate Robert I. Toll as a participant in the Senior Officer Plan as long as he is the participant in the Toll Brothers, Inc. Cash Bonus Plan. The Board of Directors and the Compensation Committee believe the Senior Officer Plan will enable us to attract, retain, motivate and reward the exceptional level of leadership to which we and our stockholders have become accustomed.

Since 2005, cash bonus awards to executive officers, other than Robert I. Toll, have been determined pursuant to the Executive Officer Bonus Plan, which permits the Compensation Committee to award up to $3.5 million per year to each participant. The Compensation Committee has never awarded this maximum amount, but has used its discretion to award amounts that are significantly less than this maximum. Since the adoption of the Executive Officer Bonus Plan in fiscal 2005, the Committee has consistently granted bonus awards that were less than 50% of the maximum allowable, and has never awarded an annual bonus of more than $1.52 million to any individual participant under the Executive Officer Bonus Plan.

Tax Deductibility

The Senior Officer Plan is being presented to stockholders for approval in order to preserve the tax deductibility of cash incentive awards to executive officers under Section 162(m) (“Section 162(m)”) of the Code. Section 162(m) generally limits to $1 million per year the deductibility, for Federal income tax purposes, of cash compensation to any individual who, as of the end of the year, is the chief executive officer of a public company or one of the other three most highly compensated executive officers. This limitation does not apply to compensation that is deemed to be “qualified performance-based” within the meaning of Section 162(m). Therefore, if compensation qualifies as “qualified performance-based” for purposes of Section 162(m), we will be permitted to deduct it for federal income tax purposes.

The provisions of Section 162(m) require, among other things, that the material terms of compensation plans such as our bonus award plans must be approved by a company’s stockholders every five years in order for compensation awarded under such plan to qualify as “qualified performance-based.” The material terms of the Executive Officer Bonus Plan were last approved by stockholders in 2005, and, accordingly, its replacement, the Senior Officer Plan, will need to be approved by stockholders in 2010 in order for bonuses to qualify as “qualified performance-based compensation” under Section 162(m).

Material Provisions of Senior Officer Plan

The material provisions of the Senior Officer Plan are as follows:

1. Participants.  The participants in the Senior Officer Plan are those officers designated as participants by the Compensation Committee for a given Performance Period (as defined in the Senior Officer Plan and described below). As long as Robert I. Toll is a participant in the Toll Brothers, Inc. Cash Bonus Plan, he will not be eligible to be named as a participant in the Senior Officer Plan. If the Senior Officer Plan is approved by stockholders, the Compensation Committee has designated that the participants for fiscal 2010 will be our current executive officers (other than Robert I. Toll): Zvi Barzilay, Joel H. Rassman and Douglas C. Yearley, Jr.

2. Effective Date; Term.  Subject to the approval of our stockholders, the Senior Officer Plan will be effective for our fiscal year ending October 31, 2010, and subsequent years unless and until terminated by the Board of Directors.

3. Performance Periods.  The Compensation Committee has the discretion to establish Performance Periods for Awards (as defined in the Senior Officer Plan and described below) under the Senior Officer Plan.

Performance Periods may be equal to one of our full fiscal years, or may be longer or shorter than a full fiscal year. Multiple Awards may be granted to any participant.

4. Awards.  Awards are payable to participants in the Senior Officer Plan based on the achievement of one or more pre-established performance goals. For each Award established under the Senior Officer Plan, prior to or within the first 90 days of the relevant Performance Period (or, if the Performance Period is shorter than a full year, within the first 25% of the Performance Period), in accordance with the requirements of Section 162(m), the Compensation Committee will establish one or more performance goals with respect to such Performance Period and an objective formula or method for computing the amount of the Award payable to each participant if the specified performance goals are achieved. The performance goals established by the Compensation Committee will be based on one or more of the business criteria set forth in the Senior Officer Plan. At or after the end of each Performance Period, the Compensation Committee will determine whether and to what extent the performance goals have been achieved and will calculate the amount of the Award to be paid to each participant, if any, based upon the levels of achievement of the relevant performance goals and the objective formula or method established with respect to such Performance Period. The establishment of performance goals and the granting of Awards under the Senior Officer Plan will, in all cases, be implemented in a manner that is consistent with the requirements of Section 162(m) and the Treasury Regulations promulgated thereunder.

5. Cap on Awards.  Section 162(m) requires that the maximum potential Award amount payable under the Senior Officer Plan be disclosed to, and approved by, our stockholders, in order for any Award, regardless of its amount, to be tax-deductible by us. In order to ensure tax deductibility of all Awards under the Senior Officer Plan, the Compensation Committee has established that no Award payable under the Senior Officer Plan can exceed $8.5 million (the “Award Cap”), and in no event will the maximum aggregate amount payable to any participant with respect to Awards that have Performance Periods that end in the same fiscal year exceed two times the Award Cap, regardless of the number of Awards that would otherwise be payable in that fiscal year (the “Annual Payment Cap”). Awards that are limited pursuant to the Annual Payment Cap may not be carried over and paid during a subsequent fiscal year. The Compensation Committee will have no discretion to increase the amount of any Awards beyond the Award Cap or the Annual Payment Cap, as applicable, but may, in its sole discretion, reduce the amount of an Award to any lesser amount, or set the Awards at any lesser amount, including as low as $0, based on such facts and circumstances as it deems relevant.

6. Payment of Awards.  Awards under the Senior Officer Plan may be paid in cash, equity or a combination of the two. The equity portion of any Award under the Senior Officer Plan may be paid in shares of restricted stock, shares of unrestricted stock or restricted or unrestricted stock units, all of which will be issued from the Employee Plan or a successor plan. To the extent an Award is settled with equity, such equity shall be valued as of the end of the Performance Period for the Award.

7. Amendment and Termination of the Senior Officer Plan.  The Senior Officer Plan may be terminated or revoked by action of the Compensation Committee or the Board of Directors at any time. The Senior Officer Plan may be amended from time to time by the Compensation Committee, provided that no amendment may be made to the class of individuals who are eligible to participate in the Senior Officer Plan, the business criteria specified in the Senior Officer Plan or the maximum amount payable under the Senior Officer Plan without disclosure to and approval by our stockholders, unless stockholder approval is not required in order for the Award paid under the Senior Officer Plan to a covered employee (as defined in Section 162(m)) to constitute qualified performance-based compensation under Section 162(m). The Senior Officer Plan may be amended by the Compensation Committee as it deems appropriate in order to comply with the provisions of Section 162(m).

The foregoing description of the Senior Officer Plan is qualified in its entirety by reference to the full text of the Senior Officer Plan, which can be found in the accompanying Addendum C.

New Plan Benefits

The amount of any Award to a participant in the Senior Officer Plan depends on the performance goals established for an Award for such participant by the Compensation Committee, the determination as to whether such performance goals were met, our overall performance as a company, the participant’s individual performance and the discretion of the Compensation Committee. The actual amount that will be received under the Senior Officer Plan (assuming stockholder approval of the Senior Officer Plan) for Awards that have already been established by the Compensation Committee is not currently determinable. The table below discloses, based on the assumptions contained in footnotes 2 and 3 thereto: (a) what each individual who was a named executive officer for fiscal 2009 could potentially have received if the Senior Officer Plan, and the Awards made thereunder, had been in effect for fiscal 2009, and (b) what all of our current executive officers as a group could potentially have received if the Senior Officer Plan, and the Awards made thereunder, had been in effect for fiscal 2009, in each case assuming that the Senior Officer Plan is approved by stockholders.

New Plan Benefits
Toll Brothers, Inc. Senior Officer Bonus Plan

Name and Position	Dollar Value ($)

Robert I. Toll, Chief Executive Officer	(1)
Zvi Barzilay, Chief Operating Officer	(2)
Joel H. Rassman, Chief Financial Officer	(2)
Current Executive Officers as a Group (excluding CEO)	(3)
Non-Executive Director Group	(4)
Non-Executive Officer Employee Group	(4)

(1)	Mr. Robert I. Toll is not currently eligible to participate in the Senior Officer Plan and no Award has been established for him under this plan.

(2)	For the Awards already established by the Compensation Committee under the Senior Officer Plan, assuming stockholder approval of the Senior Officer Plan and assuming the same actual performance as in fiscal 2009, the Compensation Committee would have the ability to award up to the Award Cap of $8.5 million to each participant. However, the Compensation Committee has never awarded the maximum allowable amount to these participants under the existing Executive Officer Bonus Plan and has consistently awarded amounts that are far less than the maximum permissible. For example, in fiscal 2009, the Compensation Committee could have awarded up to $3.5 million to each of Mr. Rassman and Mr. Barzilay under the terms of the Executive Officer Bonus Plan; however, the Compensation Committee, in its discretion, awarded bonuses of $1.52 million and $1.22 million to Mr. Barzilay and Mr. Rassman, respectively, for fiscal 2009.

(3)	There are three current executive officers who are currently eligible for the Senior Officer Plan in fiscal 2010: Messrs. Zvi Barzilay, Joel H. Rassman and Douglas C. Yearley, Jr. If each executive officer was awarded the maximum potential Award, assuming the same actual performance as in fiscal 2009, the aggregate amount paid to such executive officers as a group could equal three times the Award Cap. However, as noted above, the Compensation Committee has never awarded the maximum allowable amount payable under the Executive Officer Bonus Plan and has consistently awarded amounts that are far less than the maximum permissible.

(4)	There are no non-executive directors or non-executive officer employees who are participants in the Senior Officer Plan.

Required Vote

To be approved, this proposal must receive an affirmative majority of the total votes cast at the Meeting “FOR” and “AGAINST” this proposal. We have been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock they each own in favor of approval of the Senior Officer Plan. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.” If the Senior Officer Plan is not approved by stockholders, we would not be able to deduct any fiscal 2010 cash compensation over $1 million that is awarded to any executive officer, other than Robert I. Toll.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL FIVE

PROPOSAL SIX

STOCKHOLDER PROPOSAL

The Central Laborers’ Pension Fund, located at P.O. Box 1267, Jacksonville, IL 62651, the beneficial owner of approximately 1,600 shares, or approximately 0.001%, of our outstanding common stock, has submitted a stockholder proposal, which is quoted verbatim in italics below:

Stockholder Proposal

RESOLVED:  That the stockholders of Toll Brothers, Inc. (“Toll Brothers” or “the Company”) request that the Board of Directors adopt a policy that the Board’s Chairman be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently at our Company, Robert Toll holds both the position of Chairman of the Board and CEO. We believe that this current scheme may not adequately protect shareholders.

Shareholders of Toll Brothers require an independent leader to ensure that management acts strictly in the best interest of the Company. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective Board.

We believe that ensuring that the Chairman of the Board of our Company is independent will enhance Board leadership at Toll Brothers, and protect shareholders from future management actions that can harm shareholders. Other corporate governance experts agree. As a commission of The Conference Board stated in a 2003 report, “The ultimate responsibility for good corporate governance rests with the Board of Directors. Only a strong, diligent and independent board of directors that understands the key issues provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

We believe that the current arrangement at Toll Brothers is of particular concern to shareholders since the Board of eleven directors includes three members identified as “inside” by the Corporate Library, a leading corporate governance research organization, and one identified as “outside related.” Further, the average tenure of those directors is over 14 years. In addition, we find the Board’s classified structure for director elections and the lack of a majority vote standard to elect new members to the Board problematic. These factors increase the need for true Independent leadership from its Chairman. We therefore urge shareholders to vote FOR this important corporate governance reform.

The Company’s Response

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors has carefully considered the proposal submitted by the Central Laborers’ Pension Fund and recommends that stockholders vote against this proposal. The Board believes it is not in our stockholders’ best interests to adopt a policy that the Chairman of the Board may not have served as one of our executive officers. The Chairman of the Board position demands an individual with strong leadership skills and a comprehensive knowledge of our Company. The Board believes it is important to have the flexibility to select a Chairman of the Board who is the best person for the job, regardless of whether that person is someone who is currently serving, or has previously served, as one of our executive officers.

The Board elects the Chairman of the Board on an annual basis. Each year the Board has an opportunity to review the leadership provided by Robert I. Toll in this capacity and determine whether it believes we would be better served by appointing a different person to serve as Chairman of the Board. In March 2009, following the 2009 Annual Meeting of Stockholders, the Board again gave careful consideration to separating the roles of Chairman of the Board and Chief Executive Officer and determined that our stockholders would be best served by having Mr. Toll continue to serve in both capacities. When making this determination in March 2009, the Board gave special consideration to the results from our 2009 Annual Meeting of Stockholders, where our stockholders had the opportunity to consider an identical proposal calling for the adoption of a policy that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. Our stockholders resoundingly defeated this proposal, with approximately 74% of the votes cast against this proposal. This represented not only a majority of the votes cast, but also a majority of the voting power of our outstanding stock.

Mr. Toll, our co-founder, has served as Chairman of the Board since 1986. He is a prominent leader in the nation’s home building industry. Under Mr. Toll’s leadership, we have become one of the most trusted and respected home builders in the country and have received numerous awards from national, state and local home builder publications and associations. We are honored to have won all three of the industry’s highest honors: America’s Best Builder (1996), the National Housing Quality Award (1995), and Builder of the Year (1988). In addition, in 2009, Institutional Investor magazine named Mr. Toll the top CEO in our industry for the second year in a row and named us the most shareholder-friendly company in our industry.

The Board continues to believe that our current leadership structure and Board composition protect stockholder interests and provide sufficient independent oversight, while also providing exceptional leadership and direction for the Board and executive management. More than a majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this proxy statement under “Corporate Governance.” The independent directors meet separately from our management on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance programs.

Each independent director has the ability to add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate. The Chair of our Nominating and Corporate Governance Committee, Edward G. Boehne, served as chair at meetings of the independent directors for several years. The Board believes that its majority-independent composition and the roles that our independent directors perform provide effective corporate governance at the Board level and independent oversight of both the Board and our management.

The Board believes that our stockholders have been and continue to be well served by having Mr. Toll serve as our Chairman of the Board. The current leadership model, when combined with the functioning of the independent director component of the Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” PROPOSAL SIX

PROPOSAL SEVEN

STOCKHOLDER PROPOSAL

The Office of the Comptroller of New York City, located at 1 Centre Street, New York, NY 10007-2341, is the custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund, and the custodian of the New York City Board of Education Retirement System (collectively, the “funds”). The funds, which are the beneficial owners of approximately 318,131 shares, or approximately 0.2%, of our outstanding common stock, in the aggregate, have submitted the stockholder proposal quoted verbatim in italics below:

Stockholder Proposal

The Intergovernmental Panel on Climate Change (IPCC) recently concluded that warming of the climate system is unequivocal and that human activity is the main cause. Debate surrounding climate change now focuses not on whether a problem exists but rather on the best means for abatement and adaptation.

The rise in average global temperatures resulting from climate change is expected to have significant adverse impacts. According to Business Week, many scientists agree that the warmer temperatures resulting from climate change and causing more powerful storms and perhaps intensifying extreme weather events including droughts and wild fires. Thermal expansion and melting ice sheets are expected to lead to rising sea levels, with significant implications for coastal communities. Rising temperatures will also impact fresh water supplies. California’s Department of Water Resources, for instance, has stated that, “Adapting California’s water management systems to climate change presents one of the most significant challenges for the 21st century.”

Climate change also has important economic implications. The Stern Review, often cited as the most comprehensive overview of the economics of climate change, estimated that the cumulative economic impacts of climate change could be equivalent to a loss of up to 20% of average world-wide consumption if action is not taken quickly. A more general pronouncement in the IPCC’s report, Climate Change 2007: Impacts, Adaptation and Vulnerability, observed that “Taken as a whole, the range of published evidence indicates that the net damage costs of climate change are likely to be significant and to increase over time.”

According to the Washington Post, “Buildings are the largest source of the greenhouse-gas emissions that are causing global warming, and in the United States, half of building-related emissions are from houses.” In the latest The EPA estimates that the residential end-use sector accounted for 21% of CO2 emissions from fossil fuel combustion in 2007.

With residential end-use accounting for such a high production of GHG emissions stemming from fossil fuel combustion, a number of recent studies have focused on energy efficiency improvements in residential dwellings as a potential source of emission reductions. One study in The McKinsey Quarterly found that nearly a quarter of cost-effective GHG abatement potential involves efficiency-enhancing measures geared at reducing demand in the buildings and transportation sectors. A second McKinsey study concluded that the residential sector represents the single-largest opportunity to raise energy productivity, noting that, “The adoption of available technologies (including high-efficiency building shells, compact fluorescent lighting, and high-efficiency water heating) would cut ... end-use demand for energy by 32 QBTUs in 2020, equivalent to 5 percent of global end-user demand in that year.”

RESOLVED:

Shareholders request that the Board of Directors adopt quantitative goals, based on available technologies, for reducing total greenhouse gas emissions from the Company’s products and operations and report to shareholders by December 31, 2010, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.

The Company’s Response

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors has carefully considered the proposal submitted by the Office of the Comptroller of New York City and recommends that stockholders vote against this proposal. The Board of Directors believes that, because reduction of total greenhouse gas emissions from our products largely rests with the preferences of our home buyers, it is not appropriate for the Company to adopt quantitative goals for something over which we do not have full control. In addition, the adoption of quantitative goals to reduce total greenhouse gas emissions will require an expensive and complex technical analysis that will ultimately place us at a severe competitive disadvantage when competing to sell homes against other homebuilders who have not adopted such goals, as well as with the resale home market.

Commitment to Environmental Responsibility

We are committed to being an environmentally responsible builder. We recognize the importance of minimizing our impact on climate change to purchasers of our homes, our stockholders and other constituencies. In our business practices, we place a priority on the evaluation of our designs and building methods to better conserve resources, improve energy efficiency and reduce greenhouse gas emissions.

We have long recognized the benefits of improving the efficiency of our homes and have implemented various energy efficiency initiatives. On a community-by community basis, our homebuilding operations executives continually strive to improve the efficiency of our designs and periodically evaluate the relative costs and benefits of incorporating various energy efficient technologies into our communities. To that end, many of our communities offer:

•	Energy Star® rated appliances

•	Engineered wood products such as laminated beams, floor joints and oriented strand board that are manufactured with fast-growing, renewable timber

•	Prefabricated wall panels and trusses manufactured at our own facilities to reduce wasted lumber, scrap, and trash

•	House wrap and air-sealing to reduce air infiltration and reduce energy use

•	High-performance windows with low-E glass for reduced energy use

•	Energy-efficient heating and air conditioning systems, including 90+% efficient furnaces to reduce the use of fossil fuels

•	High-efficiency water heaters

We also designate some homes as Energy Star® qualified homes, which means they meet guidelines for energy efficiency set by the U.S. Environmental Protection Agency. Energy Star® qualified homes are at least 15% more energy efficient than homes built to the 2004 International Residential Code, and include additional energy-saving features that typically make them 20% to 30% more efficient than standard homes. Also, in New York City, our 303 East 33rd project is the first LEED-registered building and energy-efficient condominium in its neighborhood. At 303 East 33rd, the condominium layouts, materials and mechanical systems were designed to maximize efficiency and ensure sustainability. In keeping with our commitment to leadership in energy efficiency and environmental design, 303 East 33rd was conceived using modern green technology, which includes covering approximately 75% of the roof with plants and heat- and light-reflecting materials in an effort to help prevent global warming and utilizing heating and cooling systems that use 15% less energy, as compared to other residential buildings its size, and which incorporates the highest level of efficiency for air filtration.

Our Home Buyers’ Role in Reduction of Greenhouse Gas Emissions

The stockholder proposal requests that the Board adopt goals for reducing greenhouse gas emissions from our products and cites a Washington Post article that claims that half of all building-related emissions are from houses. The reduction of greenhouse gas emissions from houses largely depends on consumer choices and individual efforts on the part of each household to conserve energy. The level of greenhouse gas emissions from our houses depends upon home design and option choices made by the home buyers prior to construction and their energy conservation efforts as they live in their Toll Brothers homes. As noted above, we strive to offer and promote various options to our home buyers that will increase energy efficiency and reduce greenhouse gas emissions related to our homes; however, the decision as to whether to include these energy efficient options in one of our homes or to take actions to conserve energy once living in the home rests squarely with our home buyers. Most of our homes are customized, with each buyer selecting specific options for his or her home. As the final decision-maker regarding energy-efficient options and the ultimate end users of our product, our home buyers are largely responsible for how, and to what extent, greenhouse gas emissions related to our products may be reduced. Based on our home buyers’ purchases and option selections to date, we have not seen meaningful market demand for many of the energy-efficient options we offer. While we are committed to continuing to offer and promote these options to our home buyers, we cannot force a home buyer to include an energy-efficient option in his or her home. For us to adopt quantitative goals to reduce something that we do not and cannot fully control is inappropriate and unreasonable.

Inappropriate Use of Resources and Competitive Disadvantage

The stockholder proposal requests that the Board adopt quantitative goals for reducing total greenhouse gas emissions, and report to stockholders on its plans to achieve these goals. Adoption of this proposal would require us to hire outside experts to conduct numerous expensive and complex analyses of each of our product types at each of our communities, and of each proposed community and new product type. These analyses would likely include:

•	preparation of a report on the current level of greenhouse gas emissions from each community and each product type at each community;

•	preparation of a survey of available building technologies that indicates the amount of greenhouse gas emissions that would result from the use of each such technology (taking into account the unique conditions present at each of our communities);

•	an analysis of the many federal, state and local rules and regulations applicable to each of our communities to determine which technologies would be permitted by local building codes and other regulations to be utilized at each community;

•	preparation of a report recommending the technologies to be utilized at each community and analyzing the impact on building costs related to the use of such technologies;

•	preparation of a market study for each community indicating whether the local home buyer would be willing to bear the likely increase in home price resulting from use of any new technology;

•	preparation of a report, in light of the above reports, indicating the quantitative amount by which we would reduce greenhouse gas emissions as a result of adopting the recommended technologies; and

•	preparation of a final report to stockholders indicating the quantitative goals adopted by the Board and presenting a final plan to implement those goals.

While the analyses themselves would be both expensive and complex, the adoption of quantitative goals to reduce greenhouse gas emissions would place us at a competitive disadvantage. During the current market downturn, we have increasingly been forced to refrain from sales price increases and to increase incentives to compete with the growing supply of homes offered for sale by other home builders and on the resale market. Adoption of the technologies necessary to achieve quantitative goals to reduce greenhouse gas emissions would result in increases to our costs to build homes. If we were forced to increase our home prices, we would be placed at a competitive disadvantage to other home builders that have not adopted such goals, as well as with homes for sale on the resale market.

The Board has carefully considered this proposal and believes that we have proven our commitment to energy efficiency and that our stockholders are best served by allowing management to continue to direct us in this regard without being tied to a quantitative standard that is not common in our industry and would prove to be competitively harmful to us. Moreover, since predominant control over greenhouse gas emissions from our products lies with our home buyers, the Board does not believe it is in our best interests to spend valuable resources on adopting the measures set forth in this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” PROPOSAL SEVEN

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining independence, assigning Board committee responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Director Independence

The standards applied by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, generally provide that a director is not independent if:

(1) the director is, or has been within the last three years, our employee or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home), or is, or has been within the last three years, one of our executive officers;

(2) the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3) (a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

(4) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

(5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues; and

(6) the director or an immediate family member is, or within the past three years has been, an affiliate of another company in which, in any of the last three years, any of our present executive officers directly or indirectly either:

(a) owned more than five percent of the total equity interests of such other company, or

(b) invested or committed to invest more than $900,000 in such other company.

In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with the NYSE rules, to the effect that no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with us.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current “independent” directors are Robert S. Blank, Edward G. Boehne, Richard J. Braemer, Christine N. Garvey, Roger S. Hillas, Carl B. Marbach, Stephen A. Novick and Paul E. Shapiro. As part of the Board’s process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied, and (b) he or she has no other “material relationship” with us that could interfere with his or her ability to exercise independent judgment.

Independent and Non-Management Directors

•	A majority of the members of our Board of Directors have been determined to meet the NYSE’s standards for independence. See “Director Independence,” above.

•	Our independent directors and non-management directors hold meetings separate from management. Edward G. Boehne has been acting as chair at meetings of the independent directors and the non-management directors. During fiscal 2009, the independent directors met six times and the non-management directors met once.

Audit Committee

•	All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence,” above.

•	The Board of Directors has determined that all members of the Audit Committee are financially literate. The Board of Directors has also determined that Edward G. Boehne possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE and is an “audit committee financial expert” within the meaning of the applicable SEC rules. For a description of Mr. Boehne’s relevant experience, see Proposal One. Further, the Board of Directors has determined that Ms. Garvey’s simultaneous service on the audit committees of more than three public companies will not impair her ability to effectively serve on our Audit Committee.

•	The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. The charter can be obtained free of charge from our website at www.tollbrothers.com, by written request to the Director of Investor Relations at the address appearing on the cover page of this proxy statement or by telephone call to the Director of Investor Relations at (215) 938-8000.

•	Ernst & Young LLP, our independent registered public accounting firm, reports directly to the Audit Committee.

•	Our internal audit group reports directly to the Audit Committee.

•	The Audit Committee Chair meets with management and our independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of our internal control over financial reporting.

•	The Audit Committee has adopted the Toll Brothers, Inc. Accounting and Auditing Complaint Monitoring Procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Executive Compensation Committee

•	All members of the Executive Compensation Committee have been determined to meet the appropriate NYSE standards for independence. See “Director Independence,” above. Further, each member of the Executive Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined for purposes of Section 162(m).

•	The Executive Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter can be obtained free of charge from our website at www.tollbrothers.com, by written request to the Director of Investor Relations at the address appearing on the cover page of this proxy statement or by telephone call to the Director of Investor Relations at (215) 938-8000.

Nominating and Corporate Governance Committee

•	All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See “Director Independence,” above.

•	The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter can be obtained free of charge from our website at www.tollbrothers.com, by written request to the Director of Investor Relations at the address appearing on the cover page of this proxy statement or by telephone call to the Director of Investor Relations at (215) 938-8000.

•	The Nominating and Corporate Governance Committee is authorized to consider candidates for Board membership suggested by its members and by other Board members, as well as by management and by stockholders. A stockholder who wishes to recommend a prospective nominee for membership on the Board should follow the procedures described in this proxy statement under the caption “Procedures for Nominating Candidates or Recommending Candidates for Nomination to the Board of Directors.” Once a prospective nominee has been identified by, or presented to, the Nominating and Corporate Governance Committee, background information is elicited about the candidate and the candidate is investigated and evaluated by the Nominating and Corporate Governance Committee and, if deemed appropriate, interviewed. Following this process, the Nominating and Corporate Governance Committee reports to the Board of Directors and makes a recommendation regarding the prospective nominee. No distinctions are to be made as between internally-recommended candidates and those recommended by stockholders. All candidates should, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating and Corporate Governance Committee’s judgment, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with our size, complexity, reputation and success.

Corporate Governance Guidelines

•	The Board of Directors has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. The guidelines can be obtained free of charge from our website at www.tollbrothers.com, by written request to the Director of Investor Relations at the address appearing on the cover page of this proxy statement or by telephone call to the Director of Investor Relations at (215) 938-8000.

Codes of Business Conduct and Ethics

•	Management has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which may be reported to the Audit Committee. Copies of this code and any waiver or amendment to such code can be obtained free of charge from our website at www.tollbrothers.com, by written request to the Director of Investor Relations at the address appearing on the cover page of this proxy statement or by telephone call to the Director of Investor Relations at (215) 938-8000.

•	We operate under a comprehensive Code of Ethics and Business Conduct that applies to all directors, officers and employees and includes provisions ranging from conflicts of interest and acceptance of gifts to harassment, discrimination and other employment-related matters. Upon employment with us, all employees are required to affirm in writing their receipt and review of the code and their compliance with its provisions. Copies of the code can be obtained free of charge from our website at www.tollbrothers.com, by written request to the Director of Investor Relations at the address appearing on the cover page of this proxy statement or by telephone call to the Director of Investor Relations at (215) 938-8000.

Compensation Committee Interlocks and Insider Participation

The only individuals who served as members of the Executive Compensation Committee during the fiscal year ended October 31, 2009, were Messrs. Carl B. Marbach and Stephen A. Novick, the current members of that committee. Both Mr. Marbach and Mr. Novick are independent directors, neither has had any relationship requiring disclosure by us under Item 404 of the SEC’s Regulation S-K and neither has ever served as an officer of the Company or any of our subsidiaries.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

It is the policy of our Board of Directors that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended our 2009 Annual Meeting of Stockholders.

Communication with the Board of Directors

Any person who wishes to communicate with the Board of Directors, or specific individual directors, including the chair of the non-management directors meetings or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Office of the General Counsel, Toll Brothers, Inc., at the address appearing on the first page of this proxy statement. Communications directed to members of the Board who are management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of such non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes each element of compensation that we pay or award to, or that is earned by, our named executive officers (“NEOs”). For our 2009 fiscal year, our NEOs were Robert I. Toll, Chairman and Chief Executive Officer (“CEO”); Zvi Barzilay, President and Chief Operating Officer (“COO”); and Joel H. Rassman, Executive Vice President, Chief Financial Officer and Treasurer (“CFO”).

Executive Summary

As we entered fiscal 2009, the Executive Compensation Committee of the Board of Directors (“Compensation Committee”) took note of the continued difficult conditions facing the home building industry. As a result, the Compensation Committee sought to compensate our NEOs in a way that would enable us to retain them as our senior management team through the current downturn, appropriately recognize their unique experience and skill sets and their efforts on behalf of the Company during fiscal 2009 and be consistent with our overall business objectives and our stockholders’ best interests. The Compensation Committee paid particular attention to our achievements in fiscal 2009 in light of the current recession in our industry and the economy as a whole, noting:

•	Increased Orders: Our net contracts of 1,602 in the second half of fiscal 2009 increased, as compared to 1,351 net contracts in the second half of fiscal 2008

•	Increased Cash: Our cash (including marketable U.S. Treasury securities) at October 31, 2009 was $1.909 billion, as compared to $1.633 billion at October 31, 2008

•	Reduced General and Administrative Costs: Costs were reduced by approximately $73 million during fiscal 2009, as compared to fiscal 2008

•	Raised Capital and Extended Public Debt: We were the first public home builder to access the public debt markets in the aftermath of 2008’s financial market crisis, completing two public debt offerings in fiscal 2009: $400 million of 8.91% notes due 2017 in April 2009 and $250 million of 6.75% notes due 2019 in September 2009. In addition, as of December 1, 2009, we had repurchased, redeemed or made a tender offer for an aggregate of approximately $543 million of our outstanding public debt, which extended the average maturity of our outstanding public debt from 3.5 years to 6.1 years and pushed our earliest maturity to fiscal 2013

•	Maintained Financial Stability: We maintained significant liquidity during fiscal 2009, did not trigger any of our debt covenants and have maintained our investment grade rating at two of the three top rating agencies during the current downturn

•	Performance in Relation to Peers: We outperformed many of our peers, having the second best gross homebuilding margin, third best pre-tax profit margin and fourth best return on equity, of all public homebuilders (based on the four most recently closed fiscal quarters as of October 31, 2009)

•	Honors: During fiscal 2009, Institutional Investor magazine named Robert I. Toll the top CEO, Joel H. Rassman the top CFO and Toll Brothers the most shareholder-friendly company in the homebuilding and building products industry; in addition, Fortune magazine named Toll Brothers the most admired homebuilding company

Some highlights of our fiscal 2009 compensation program, all of which are discussed in detail in this CD&A are:

•	A 10% reduction in the CEO’s fiscal 2009 base salary

•	No bonus to the CEO for fiscal 2009, marking the third year in a row in which our CEO did not receive a bonus

•	No stock option grant to the CEO in fiscal 2009; stock options were replaced with a performance- based restricted stock unit

•	Use of restricted stock units as part of equity compensation for all NEOs which, in some cases, replaced a portion of the NEO’s fiscal 2008 cash bonus or fiscal 2009 base salary

In addition, consistent with our historical compensation practices, we maintained,

•	No “golden parachute” cash payouts for the NEOs conditioned upon a change of control, no NEO severance plans or agreements, no NEO employment agreements (other than a 1988 agreement with our CFO)

•	Tax deductibility of NEO compensation for the Company to the extent possible

Total cash compensation (base salary and annual incentive bonus) to each of our NEOs for fiscal 2009 is set forth below. Details on total compensation, presented in the format required by the SEC, can be found in the Summary Compensation Table on page 48 of this proxy statement.

		Annual Incentive	Total Fiscal 2009
	Base Salary	Bonus	Cash Compensation

Robert I. Toll	$1,170,000	$0	$1,170,000
Zvi Barzilay	$1,000,000	$1,520,000	$2,520,000
Joel H. Rassman	$1,000,000	$1,220,000	$2,220,000

Overview of Contents

In this CD&A, you will find details on, and discussion of, the following topics:

Pages

•	Compensation governance	35-36
•	Philosophy and objectives of our compensation program	36-37
•	General elements of our compensation program	37-38
•	Our compensation decision-making process	38-39
•	Specific elements of our fiscal 2009 executive compensation program	39-45
•	Potential payments upon retirement and other events	45
•	Tax and accounting implications of our compensation program	45-46
•	Direction of our compensation program for fiscal 2010	46-47

Compensation Governance — Role of Executive Compensation Committee

The compensation program for our NEOs is administered by the Compensation Committee, which is, and for all of fiscal 2009 was, comprised of Messrs. Carl B. Marbach (Chair) and Stephen A. Novick. More information on the Compensation Committee’s experience, independence, duties and meetings held during fiscal 2009 can be found under “Proposal One — Election of Directors” and “Corporate Governance” in this proxy statement.

The Compensation Committee is responsible for all aspects of executive compensation, including, among other things:

•	establishing our compensation philosophy and objectives;

•	overseeing the implementation and development of our compensation programs;

•	establishing performance goals and objectives for our NEOs and other executive officers;

•	evaluating the job performance of the NEOs and other executive officers in light of those goals and objectives;

•	determining, reviewing and approving all elements and levels of compensation for our NEOs and other executive officers; and

•	approving, overseeing and administering (in some cases, along with the Board of Directors) our equity compensation plans and programs, including stock incentive plans.

Role of Executive Officers

The Compensation Committee works with management to establish meeting agendas and determine who should be invited to attend meetings. Throughout the year, the Compensation Committee requests various types of information from management, including information about other companies, including home building companies and the home building industry in general. At various times during fiscal 2009, our CFO was invited by the Compensation Committee to attend relevant portions of the Compensation Committee meetings in order to provide information and answer questions regarding the Company’s strategic objectives and financial performance that impact the Compensation Committee’s functions. Our CEO and COO have both been available to members and meetings of the Compensation Committee, but did not attend any Compensation Committee meetings during fiscal 2009. Our CEO annually submits recommendations to the Compensation Committee regarding equity compensation, performance goals and overall compensation levels for the COO and CFO. The Compensation Committee then exercises its discretion in determining actual awards to the COO and CFO. The Compensation Committee acts alone in evaluating the CEO’s performance and setting CEO compensation.

Use of Compensation Consultants

During fiscal 2009, the Compensation Committee engaged the executive compensation advisory firm, Mercer (US) Inc. (“Mercer”), which receives instructions from, and reports to, the Compensation Committee. Mercer is also authorized by the Compensation Committee to share with and request and receive from management certain information in order to prepare for meetings. The Compensation Committee requested Mercer’s advice on a variety of issues, including compensation strategy, market comparisons, pay and performance alignment versus industry peers, executive pay trends, compensation best practices and potential compensation plan designs and modifications. The Compensation Committee met with Mercer, both with and without one or more members of our management, on several occasions during fiscal 2009 and thereafter.

Compensation Philosophy and Objectives

The Board of Directors and the Compensation Committee believe that our ability to retain and motivate NEOs who possess the skills, experience and capacity to succeed in our competitive industry has been essential to the long-term success of our Company and a significant factor in creating long-term value for our stockholders. Base salaries, annual incentive bonuses, long-term equity compensation and competitive benefits are the primary tools used to retain and motivate our NEOs to deliver superior performance and to enhance value to our stockholders. Our compensation philosophy recognizes the value of rewarding our NEOs for their past performance and motivating them to continue to excel in the future. The Compensation Committee has developed and maintains a compensation program that is intended to reward superior performance and encourage actions that drive our business strategy.

The compensation policies for our NEOs are based on the philosophy that compensation should reflect both our Company’s financial and operational performance and the individual performance of the executive. The Compensation Committee also believes that long-term incentives should be a significant factor in the determination of compensation, particularly because the business of home building, including evaluating and purchasing land, planning the use of that land, obtaining approvals and completing development, and many of the other actions and decisions of our NEOs, require a long time horizon before we realize a tangible financial benefit.

The Compensation Committee’s primary objectives when setting compensation for our NEOs are:

•	Set compensation levels that are sufficiently competitive such that they will retain, motivate and reward the highest quality individuals to contribute to our goals and overall financial success. By keeping compensation competitive during times of growth as well as contraction, the Compensation Committee attempts to achieve these objectives.

•	Retain executives and encourage continued service. The Compensation Committee seeks to attract and maintain the continuity of excellent management. The Compensation Committee believes our stockholders have greatly benefited from the continued employment of our NEOs over an extended period of time — the CEO since he co-founded our predecessor operations in 1967 (42 years), the COO since 1980 (29 years) and the CFO since 1984 (25 years). Our NEOs are highly talented individuals who have been leaders in contributing to the Company’s goals, objectives and overall success. Our CEO and CFO have been consistently recognized as leaders in our industry by various publications and industry groups. The long-term knowledge of the home building industry that our NEOs possess and the respect they have earned within our industry and the financial community is invaluable to us, particularly during economic downturns, such as that currently being experienced by home builders. Our NEOs have experienced prior housing downturns (in or around 1973, 1977, 1981, 1991 and 2001), successfully guided us through those periods and are well qualified to lead us through the current downturn.

•	Incentivize executives to manage risks appropriately while attempting to improve our financial results, performance and condition over both the short-term and the long-term. The Compensation Committee attempts to provide both short-term and long-term compensation for current performance, as well as to provide incentives to achieve short- and long-term goals. Short-term compensation is typically in the form of base salary and annual incentive bonuses under stockholder-approved plans, and long-term compensation is typically in the form of equity. Because of the current condition of the economy, the nature of our business and the way we operate our business and implement our strategies, we may not witness for several years — in some cases, three to five years or longer — the positive results of many decisions made or actions taken by our NEOs in the current fiscal year, including strategies implemented to manage risks and position us for future growth. Accordingly, the Compensation Committee, by seeking a balance of short-term and long-term compensation, seeks to motivate and reward NEOs for decisions made today that may not produce immediate or short-term results, but will likely have a positive long-term effect.

•	Align executive and stockholder interests. The Compensation Committee believes that the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our NEOs with those of our stockholders; this would include the use of such compensation to reward actions that demonstrate long-term vision. When management and stockholder interests are aligned, the Compensation Committee believes management’s focus on creating long-term growth and value is increased.

•	Obtain tax deductibility whenever appropriate. The Compensation Committee believes that tax deductibility for the Company is generally a favorable feature for an executive compensation program. Although the Compensation Committee, where it deems appropriate, may award compensation to NEOs that will not be tax-deductible, it generally strives to structure compensation for NEOs to comply with the Code requirements for deductibility, including deductibility of compensation awarded under performance-based compensation plans.

Elements of Compensation

The Compensation Committee seeks to be creative, as well as cognizant of changing economic and industry conditions, in its choice of methods to achieve these objectives, using a variety of compensation elements described below.

Element	Purpose	Characteristics

Base Salary	Intended to provide a basic level of compensation to the NEOs for performing their roles and assuming their levels of executive responsibility.	Fixed cash component. Annually reviewed by the Compensation Committee and adjusted upwards or downwards, if necessary.

Annual Incentive Bonuses	Promote improvement of our financial results, performance and condition; intended to be a short-term incentive to drive achievement of performance goals in a particular fiscal year, without incentivizing unnecessary risk-taking or deterring achievement of our long-term goals and initiatives.	Performance-based bonus opportunity based on the achievement of certain goals, which may be individual performance goals, Company performance goals or a combination of the two, pursuant to stockholder-approved plans. Where applicable, goals are typically established annually, and bonus amounts awarded will vary based on performance. Annual incentive bonuses have been primarily paid in cash.

Long-Term Incentive Compensation	Promote the achievement of our long-term financial goals and stock price appreciation by aligning NEO and stockholder interests, promoting NEO retention and rewarding NEOs for superior performance over time.	Equity awards granted annually by the Compensation Committee pursuant to stockholder-approved plans. Long-term incentive compensation may be in the form of stock options, stock appreciation rights, and stock awards and units, which may be restricted, unrestricted or performance-based. Benefits ultimately realized by each NEO will vary and will depend on our stock price.

Element	Purpose	Characteristics

Benefits and Perquisites, Including Retirement Benefits	Provide health and welfare benefits during employment and replacement income upon retirement. Designed to retain and reward NEOs by providing an overall benefit package competitive with those provided by comparable companies.	Health and welfare benefits are a fixed component that may vary based on employee elections. Perquisites and other benefits may vary from year to year. Retirement benefits also vary based on compensation and years of service.

Compensation Decision Making Process

The Compensation Committee reviews and determines base salary, annual incentive bonuses and long-term incentive compensation, as well as benefits and perquisites, on an annual basis. For fiscal 2009, the steps taken by the Compensation Committee to establish and award compensation to our NEOs were as follows:

December 2008	• Set fiscal 2009 salary and performance goal for fiscal 2009 bonuses (where applicable)
December 2008 — October 2009	• Monitor Company performance and progress toward meeting fiscal 2009 performance goal; monitor Company performance in other areas; monitor individual performance of NEOs
December 2009	• Review fiscal 2009 performance goal
• Certify that performance goal was attained
• Review each NEO’s individual performance during fiscal 2009
• Review overall Company performance relative to industry peers
• Review executive compensation at peer companies
• Determine fiscal 2009 bonuses
• Determine and grant equity compensation awards for fiscal 2009 service
• Set fiscal 2010 base salary and performance goal(s) for fiscal 2010 bonuses (where applicable)
January 2010 and thereafter	• Fiscal 2009 bonuses paid

Certain elements of the compensation decision-making process are more fully described below.

Establish Performance Goals

The Compensation Committee, when setting performance goals, reviews the Company’s financial condition, current industry and national economic factors and compensation practices and trends at other companies within our industry and our market capitalization, and attempts to set goals that will effectively motivate the NEOs to achieve the Company’s most important business objectives, while limiting risk. The establishment of performance goals does not automatically entitle any NEO to a bonus or require that the Compensation Committee award a bonus if the relevant performance goals are met. Rather, the establishment of performance goals permits the Compensation Committee, in its discretion, to determine to award bonuses to our NEOs that will be tax-deductible by us, if the performance goals are met.

At the beginning of fiscal 2009, the Compensation Committee, mindful of the severe downturn the housing industry was continuing to experience, believed that the achievement of revenues was once again an important goal that each of our NEOs should focus on during fiscal 2009. It established that eligibility for the full bonus available under the Executive Officer Bonus Plan and under the Plan Year Performance Bonus component of the Cash Bonus Plan would be conditioned upon our achievement of at least $1.2 billion in consolidated revenues in fiscal 2009, and eligibility for 80% of the full bonus available under the Executive Officer Bonus Plan and under the Plan Year Performance Bonus component of the Cash Bonus Plan would be conditioned upon our achievement of at least $960 million in consolidated revenues in fiscal 2009. The Compensation Committee established $1.2 billion in revenues as the goal after reviewing, among other things, market conditions, our backlog (homes under contract but not yet delivered) at the end of fiscal 2008, the average sales price of those homes, the number of homes in backlog which were projected to be delivered during fiscal 2009, and trends in cancellation rates and delivery delays which we were experiencing at the time.

Review Market Comparisons

Although the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on market comparisons or industry practices, it believes that information regarding pay practices at other companies is useful in two respects. First, marketplace information is one of the many factors that the Compensation Committee considers in assessing the reasonableness of compensation. Second, it recognizes that our compensation practices must be generally competitive for executive talent in the home building industry and the market overall. Finally, the Compensation Committee recognizes that our NEOs have more tenure with our Company and more combined years of experience than any other executive team in our industry. While the Compensation Committee factors peer compensation levels and practices into its compensation decisions, it does not target compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies.

When setting fiscal 2009 salaries, performance goals and ultimate bonus amounts, and equity compensation awards, the Compensation Committee, with assistance from Mercer, compared our NEOs’ compensation against a peer group of publicly-traded home building companies. The homebuilding peer group for fiscal 2009 consisted of the following companies with whom the Compensation Committee believes we primarily compete for talent and market share.

Beazer Homes USA, Inc. D. R. Horton, Inc. Hovnanian Enterprises, Inc. KB Home	Lennar Corporation M. D. C. Holdings, Inc. M/I Homes, Inc. Meritage Homes Corporation	NVR, Inc. Pulte Homes, Inc. The Ryland Group, Inc. Standard Pacific

Mercer also provided compensation data for companies outside of the home building sector for the Compensation Committee’s consideration.

Review Company Performance

Throughout the fiscal year, the full Board of Directors monitors our financial performance in relation to our historical performance and, to the extent reliable data is available, in relation to our peers. Following the conclusion of fiscal 2009, the Compensation Committee reviewed data on our performance during the fiscal year, which it considered when making final fiscal 2009 compensation decisions.

Fiscal 2009 Compensation Elements

Base Salary

Base salaries for the NEOs are established by the Compensation Committee on an annual basis. For fiscal 2009, the Compensation Committee established a base salary for the CEO of $1,170,000, which was 10% lower than his fiscal 2008 base salary. The Compensation Committee reduced Mr. Toll’s fiscal 2009 salary by 10% below its fiscal 2008 level in the interest of conserving our cash resources; similar actions were taken with respect to the fiscal 2008 bonuses for the other NEOs. Fiscal 2009 base salaries for the COO and the CFO were set at $1,000,000. When establishing annual base salaries, the Compensation Committee takes into account each NEO’s performance of his role and responsibilities and the compensation of comparable executives at other public home building companies in our peer group. The Compensation Committee believes that its compensation objectives are more effectively met when the majority of an executive’s compensation package is comprised of performance-based bonuses and long-term incentive compensation. Through fiscal 2009, the Compensation Committee had not raised the CEO’s base salary since fiscal 2004, the COO’s since fiscal 2003 and the CFO’s since fiscal 2005.

Annual Incentive Bonus — Robert I. Toll

An annual incentive bonus is payable to Mr. Toll if and when earned under the terms of the stockholder-approved Cash Bonus Plan. Amounts payable under the Cash Bonus Plan are designed to be “performance-based” compensation and, therefore, exempt from the limitations on tax deductibility under Section 162(m).

Description of the Cash Bonus Plan.  The Cash Bonus Plan was approved by our stockholders at the 2008 Annual Meeting of Stockholders and subsequently amended and restated by the Compensation Committee to clarify certain terms not material in nature. The purpose of the Cash Bonus Plan is to provide a tax-deductible, performance-based bonus for Mr. Toll, paid partly in accordance with a formula that is based on our financial success and partly on the basis of one or more performance goals, all as part of an integrated compensation program which is intended to assist us in motivating and retaining the leadership of our co-founder, Robert I. Toll.

The Cash Bonus Plan has two components — a Company performance component (“Company Performance Bonus”) and an individual performance component (referred to in the Cash Bonus Plan and herein as the “Plan Year Performance Bonus”). The formula for determining the Company Performance Bonus is set forth in the Cash Bonus Plan and is equal to 2.0% of our pre-tax income before CEO bonus for the applicable fiscal year.

The Plan Year Performance Bonus under the Cash Bonus Plan is determined on an annual basis by the Compensation Committee, based on the achievement of one or more performance goals established by the Compensation Committee at the beginning of each fiscal year based upon various business criteria as set forth in the Cash Bonus Plan. In no event can the total amount of the Plan Year Performance Bonus exceed the greater of $5.2 million or 1/10 of 1% of our gross revenues for the applicable fiscal year. The Compensation Committee, in its sole discretion, has the power to reduce or completely eliminate, but not increase, the Plan Year Performance Bonus.

Bonuses under the Cash Bonus Plan may be paid in cash, in shares of our common stock or both; the method of payment is determined by the Compensation Committee. In addition, in no event shall the sum of the Company performance component and the Plan Year Performance Bonus (cash and fair market value of stock) exceed $25 million.

Fiscal 2009 Company Performance Bonus Determination.  In fiscal 2009, we did not have pre-tax income; therefore Mr. Toll was not entitled to a Company Performance Bonus under the terms of the Cash Bonus Plan.

Fiscal 2009 Plan Year Performance Bonus Determination.  At the beginning of fiscal 2009, the Compensation Committee established that eligibility for the full amount available to Mr. Toll under the Plan Year Performance Bonus was conditioned upon our achievement of at least $1.2 billion in consolidated revenues in fiscal 2009, and eligibility for 80% of the amount available to Mr. Toll under the Plan Year Performance Bonus was conditioned upon our achievement of at least $960 million in consolidated revenues in fiscal 2009.

The Compensation Committee met in December 2009 and certified that we had achieved at least $1.2 billion in consolidated revenues (our actual fiscal 2009 consolidated revenues were $1.76 billion) during fiscal 2009 and, therefore, the maximum amount ($5.2 million) was available for the Plan Year Performance Bonus. The Compensation Committee then evaluated Mr. Toll’s overall performance during fiscal 2009, in light of the difficult industry conditions during this period, and noted that he had done an excellent job of steering the Company through the worst downturn our industry has ever experienced. Specific factors noted by the Compensation Committee were: the increase in our net contracts during the second half of fiscal 2009, as compared to fiscal 2008, the maintenance of our strong balance sheet and significant liquidity, the selection of Mr. Toll as top CEO in the homebuilding industry by Institutional Investor magazine and the selection of Toll Brothers as the most admired homebuilding company by Fortune magazine. Although the Compensation Committee determined that the performance goal had been met and exceeded and that Mr. Toll had performed exceedingly well during fiscal 2009, it decided that no Plan Year Performance Bonus would be paid for fiscal 2009 due to overall economic conditions, both in our industry and the country as a whole. The Compensation Committee believed surpassing the performance goal and the outstanding individual accomplishments of the CEO in fiscal 2009 merited a long-term incentive compensation award, which was granted in December 2009 and is further described below under “Elements of NEO Compensation for Fiscal Year 2010.”

Annual Incentive Bonus — COO and CFO

Description of Executive Officer Bonus Plan.  The Executive Officer Bonus Plan was last approved by our stockholders in 2005. The awards paid under the Executive Officer Bonus Plan are designed to be “performance-based compensation” under Section 162(m) for participants. In order for compensation awarded under the Executive Officer Bonus Plan to continue to qualify as “performance-based,” the Executive Officer Bonus Plan would need to be approved by stockholders at the 2010 Annual Meeting. The Compensation Committee has proposed that the Executive Officer Bonus Plan be replaced with the Senior Officer Plan, which is further described elsewhere in this CD&A and in Proposal Five contained in this proxy statement.

The Executive Officer Bonus Plan is designed to permit us to pay participants incentive compensation based upon the achievement of one or more pre-established performance goals. It is administered by the Compensation Committee, which, at the beginning of each performance period in accordance with the requirements of Section 162(m), designates the specific executives who will participate in the Executive Officer Bonus Plan for that performance period and establishes one or more performance goals that it will use for determining each participant’s bonus for such performance period. The only participants in the Executive Officer Bonus Plan since its adoption have been the COO and the CFO, although the Compensation Committee has the discretion to add other participants. At or after the end of each performance period, the Compensation Committee determines whether the pre-established performance goal or goals were satisfied during the performance period. The actual bonus award to any participant for a performance period is then determined by the Compensation Committee. The Executive Officer Bonus Plan limits the maximum amount of any participant’s bonus for any fiscal year to the lesser of (a) 350% of the participant’s annual base salary as in effect at the beginning of that fiscal year or (b) $3.5 million. It also limits the aggregate amount of all bonuses payable in any plan year under the Executive Officer Bonus Plan to 10% of our average annual income before taxes for the preceding five fiscal years. The Compensation Committee has no discretion to increase the amount of any participant’s bonus under the Executive Officer Bonus Plan, but may reduce (as it has done every year to date) the amount of, or totally eliminate, the bonus if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate.

Fiscal 2009 Performance Goal.  For fiscal 2009, the Compensation Committee established that eligibility for the full $3.5 million available to each of the COO and CFO under the Executive Officer Bonus Plan was conditioned upon our achievement of at least $1.2 billion in consolidated revenues in fiscal 2009 and eligibility for 80% of the amount available to each of the COO and CFO under the Executive Officer Bonus Plan was conditioned upon our achievement of at least $960 million in consolidated revenues in fiscal 2009.

The Compensation Committee met in December 2009 and certified that we had achieved at least $1.2 billion in consolidated revenues (our actual fiscal 2009 consolidated revenues were $1.76 billion) during fiscal 2009 and, therefore, the maximum amount ($3.5 million) was available to each of the COO and CFO. The Compensation Committee then evaluated each of the COO’s and CFO’s overall individual performance during fiscal 2009, in light of the current difficult industry conditions, and noted each executive had performed exceptionally well in fiscal 2009.

With respect to the COO, the Compensation Committee particularly noted the following: he was instrumental in leading us to an increase in net contracts in the second half of fiscal 2009, as compared to fiscal 2008, and to a $73 million reduction in our general and administrative costs during fiscal 2009, as compared to fiscal 2008, and he continued to oversee the strategic expansion of the Company, with our entry into the Houston, TX market in fiscal 2009.

With respect to the CFO, the Compensation Committee cited his leadership role in: the two public debt offerings we completed in fiscal 2009, particularly noting our status as the first public home builder to raise capital following 2008’s financial market meltdown; the redemption, repurchase and tender for various series of our public debt, which led to the extension of the average maturity of our outstanding public debt from 3.5 years to 6.1 years; the maintenance of our investment grade rating at two of the three major rating agencies; the increased balance of cash and marketable securities at October 31, 2009, as compared to October 31, 2008; our continued compliance with our debt covenants; and his recognition by Institutional Investor magazine as top CFO in the homebuilding industry.

The Compensation Committee believed that, by surpassing the performance goal and by performing in an outstanding manner in fiscal 2009, the COO and CFO merited bonuses for fiscal 2009 performance of $1,520,000 and $1,220,000, respectively. The Committee believed these amounts were appropriate given the performance by each of the COO and CFO during fiscal 2009, and were reasonable in light of current economic conditions and comparisons within our industry. In addition, the Compensation Committee believed the individual performance of the COO and CFO in fiscal 2009 merited long-term incentive compensation awards, which were granted in December 2009 and are further described below under “Elements of NEO Compensation for Fiscal Year 2010.”

Long-Term Incentive Compensation

Long-term incentive compensation is designed to provide NEOs with incentives to enhance stockholder value through their efforts. No constant criteria are used by the Compensation Committee from year to year in the granting of equity compensation. The Compensation Committee makes a subjective determination of the effectiveness of each NEO and the extent of his contributions to our success and, based on that determination, awards equity compensation.

Equity compensation to any of our employees, including our NEOs, may be either in the form of stock options, stock appreciation rights, stock awards or stock units (which may be restricted, unrestricted or performance-based), in accordance with the terms of our stockholder-approved Employee Plan.

Our traditional grant date for all equity compensation is December 20 of each year (or the immediately preceding or succeeding business day if December 20 falls on a weekend) for all employees, including NEOs; all determinations with regard to such grants have been made in advance of that date. We grant equity compensation on a set date each year, and we do not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

The Compensation Committee’s primary purposes and objectives when granting equity compensation to our NEOs under the Employee Plan are to:

•	constitute a part of our overall compensation program for NEOs and to serve as a particular incentive for NEOs to devote themselves to our future success;

•	give overall NEO compensation an appropriate balance between long-term and short-term compensation;

•	provide NEOs with an opportunity to increase their proprietary interest in the Company;

•	retain NEOs in our employ; and

•	protect us by providing for forfeiture of the grant in the event that the NEO retires, or otherwise leaves our employ, and competes with us.

Stock Options.  During fiscal 2009, the Compensation Committee granted stock options to certain NEOs, as set forth in the table below. These grants were awarded at the beginning of fiscal 2009 in recognition of the respective NEO’s service during fiscal 2008.

	Options to Acquire Common Stock
	Granted During Fiscal 2009
	(Grant Date: December 20, 2008)	Exercise Price

Zvi Barzilay	120,000 shares	$21.70
Joel Rassman	66,000 shares	$21.70

The Compensation Committee chose to grant stock options to the COO and CFO in order to further the Compensation Committee’s objectives of motivating these NEOs to achieve long-term financial results — such as improved financial or other performance that may ultimately cause an increase in the market price of our stock. Because the options were granted with exercise prices equal to the fair market value of the underlying common stock on the date of the grant, any value that ultimately accrues to the grantee is based entirely upon our performance, as perceived by investors who establish the market price of our common stock. In determining the number of shares able to be acquired by the COO and CFO upon exercise of the option, the Compensation Committee reviewed its fiscal 2008 stock option grants and believed similar grants were appropriate. The

Compensation Committee chose not to grant stock options to the CEO in fiscal 2009; rather, it chose to award performance-based equity compensation to the CEO, as further described below.

The term of these options is 10 years from the date of the grant and the options vest equally over a four year period, beginning on the first anniversary of the date of the grant. These options will continue to vest and be exercisable upon death, disability or retirement of the NEO and will fully vest upon a change of control of the Company. In addition, all stock options, vested and unvested, granted to NEOs are subject to forfeiture in the event that, after the NEO retires or otherwise leaves our employ, the NEO competes with us.

Restricted Stock Units.  During fiscal 2009, the Compensation Committee granted restricted stock units (“RSUs”) to the NEOs, as set forth in the table below:

	Number of Shares	Market Value of RSU on Date of Grant
	Underlying RSU	(Grant Date: December 19, 2008)

Robert I. Toll	5,991 shares	$130,000
Zvi Barzilay	7,005 shares	$152,000
Joel H. Rassman	5,622 shares	$122,000

The Compensation Committee granted RSUs worth $130,000 to the CEO, $152,000 to the COO and $122,000 to the CFO, which corresponded to the 10% reduction in the CEO’s fiscal 2009 base salary and the 10% reduction in the COO’s and CFO’s fiscal 2008 bonuses. The exact number of shares underlying each RSU was determined by dividing the dollar value set forth above by the closing price of our common stock on the NYSE on December 19, 2008. Each RSU vests over a four-year period and is subject to automatic vesting upon the NEO’s death, disability or retirement or upon a change of control of the Company. The Compensation Committee chose to award these RSUs in lieu of cash compensation in order to conserve our cash resources.

Performance-Based Restricted Stock Unit.  During fiscal 2009, the Compensation Committee, in lieu of granting stock options to the CEO, awarded him a performance-based RSU relating to 200,000 shares of our common stock. The underlying shares were valued based on the closing price of our common stock on the NYSE on December 19, 2008. The RSU is performance-based and will only vest if (i) the average closing price of our common stock on the NYSE, measured over any 20 consecutive trading days ending on or prior to December 19, 2013, increases 30% or more over the closing price of our common stock on the NYSE on December 19, 2008, and (ii) provided Mr. Toll continues to be employed by us or serve as a member of our Board of Directors until December 19, 2011. The performance-based RSU will also vest if Mr. Toll dies or becomes disabled, or we experience a change of control prior to satisfaction of the aforementioned performance criteria. The Compensation Committee chose to award this performance-based RSU and selected the increase in stock price and continued service as its vesting criteria in an effort to retain Mr. Toll, to motivate him to continue to lead us in such a manner that will cause a sustained increase in our stock price and to further align his financial interests with those of our stockholders. As of the date of this proxy statement, none of the vesting criteria have been satisfied.

Benefits and Perquisites

We provide all of our employees (after 60 days of service with us), including our NEOs, with certain employee benefits. These include the opportunity to save for retirement through the Toll Brothers 401(k) Savings Plan (the “401(k) Plan”), which is more fully described below, and various health and welfare benefit programs, including medical, dental, life and short-term disability insurance. We share the cost of these benefit programs with our employees. Our NEOs participate in these programs on the same terms as our other employees. These programs are intended to promote the health and financial security of our employees and are provided at competitive market levels to attract, retain and reward employees.

Retirement Benefits.  We provide various plans to meet the retirement needs of our NEOs. Retirement plans are an important part of the overall compensation scheme because we seek to provide our NEOs with the ability to plan for their future while keeping them focused on our present success.

401(k) Savings Plan.  All employees, including our NEOs, after 60 days of service with us, are eligible to participate in the 401(k) Plan. The 401(k) Plan is a qualified retirement savings plan under Section 401(k) of the Code. Participants in the 401(k) Plan may contribute a portion of their compensation, subject to IRS regulations and certain limitations applicable to “highly compensated employees,” as such term is defined in the Code. After a year of service, we may match a portion of each participant’s contribution and also may make an annual discretionary contribution to each active participant’s account. All of the NEOs are participants in the 401(k) Plan.

In January 2009, as an additional cash-conservation measure, we suspended the matching 401(k) contribution for all employees, including the NEOs and Mr. Bruce E. Toll, who had not reached the maximum matching contribution at the time of the suspension. Prior to suspension of this benefit, we made $4,600 in matching contributions to each of Mr. Barzilay and Mr. Rassman; Mr. Robert I. Toll did not receive a matching contribution because he did not receive any compensation from us in 2009 prior to suspension of this benefit. The annual discretionary contribution made in March 2009 was for service rendered during fiscal 2008, and was $7,160 for each NEO. We do not currently expect to make any matching or discretionary contributions during fiscal 2010.

Supplemental Executive Retirement Plan (“SERP”).  We also maintain our SERP, which provides retirement benefits to our NEOs. The Board’s intention when adopting the SERP was to provide competitive retirement benefits, to protect against reductions in retirement benefits due to tax law limitations on qualified plans and to encourage continued employment or service with us.

The SERP, which is currently an unfunded plan, generally provides for an annual benefit, payable for 20 years following retirement, once a participant has completed 20 years of service with us and has reached “normal retirement age,” which is age 62 under the SERP. The SERP also provides for increases in annual retirement benefits to the NEOs for each year of service to the Company after age 62. For each NEO on his birthday during fiscal 2009, annual retirement benefits under the SERP increased by 10% of the applicable original annual benefit amount (set forth below), and the annual retirement benefit to each NEO shall continue to increase each year by 10% of the applicable original annual benefit amount (set forth below), effective on each NEO’s birthday each year through fiscal 2018 or earlier if the NEO retires or his service with us ends due to death or disability. In order to be eligible for the annual increase in any given year, the NEO must be employed by us on his birthday during such year, have completed 20 years of service with us on or prior to his birthday during such year, and have reached normal retirement age on or prior to his birthday during such year. The original annual benefit amounts, the fiscal 2009 increase and the annual benefits to our NEOs under the SERP as of the end of fiscal 2009 are set forth in the table below.

			Annual Benefit
	Original Annual	Fiscal 2009	Amount at
Participant	Benefit Amount	Increase	October 31, 2009

Robert I. Toll	$500,000	$50,000	$600,000
Zvi Barzilay	$260,000	$26,000	$312,000
Joel H. Rassman	$250,000	$25,000	$300,000

All of the NEOs have completed the requisite 20 years of service with us and have reached normal retirement age and are, therefore, fully vested in their SERP benefits. Benefits under the SERP will cease if any participant competes with us following retirement.

Perquisites.  Perquisites did not constitute a material portion of the compensation paid to the NEOs for fiscal 2009. We provide our NEOs with limited perquisites and personal benefits that the Company and the Compensation Committee believe are consistent with our executive compensation philosophy and objectives. Each fiscal year, the Compensation Committee reviews and approves those perquisites which are to be provided to our NEOs. The Compensation Committee believes the perquisites for fiscal 2009 — which included auto and gas allowances, insurance, telephone and internet services and tax and financial statement preparation as more fully described in the Summary Compensation Table in this proxy statement — are reasonable, consistent with past practices and consistent with general practices in our industry.

Deferred Compensation Plan.  Our NEOs may elect to defer receipt of all or part of their cash compensation pursuant to the Toll Bros., Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to offer eligible employees an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation, post-employment, supplemental retirement and related benefits. The Deferred Compensation Plan is open to certain management and highly compensated employees; all of the NEOs are eligible to participate in the Deferred Compensation Plan. Under the Deferred

Compensation Plan, NEOs may elect, prior to the beginning of the year, to defer a portion of their cash compensation during any calendar year. They may select a fixed payment date or dates for payment of the deferred amounts, or elect to have such amounts paid upon termination of employment. We have the right under the Deferred Compensation Plan to make discretionary contributions for the benefit of any participant in the plan. We did not make any discretionary contributions under the Deferred Compensation Plan for any NEO in fiscal 2009.

During fiscal 2009, Mr. Zvi Barzilay elected to defer compensation under the Deferred Compensation Plan; Messrs. Robert I. Toll and Joel H. Rassman did not elect to defer any compensation during fiscal 2009. Compensation that is deferred under the Deferred Compensation Plan earns various rates of return, depending upon when the compensation was deferred and the length of time it has been deferred. Interest earned during fiscal 2009 on any NEO deferred compensation is included under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table in this proxy statement, and further information about NEO deferred compensation is contained in the Nonqualified Deferred Compensation at October 31, 2009 table in this proxy statement.

Employment Agreements, Change of Control Provisions and Severance Payments

Other than a 1988 agreement with our CFO (described below), none of our NEOs have an employment agreement with us. We do not have a severance plan for our NEOs. Our equity compensation plans and our SERP provide for the acceleration of certain benefits in the event we experience a change of control.

CFO Agreement

We are a party to an agreement, dated June 30, 1988, with our CFO, Mr. Joel H. Rassman (the “CFO Agreement”). The CFO Agreement is an amended and restated version of an agreement that was a condition to Mr. Rassman’s employment with us in 1984. The CFO Agreement provides, among other things, Mr. Rassman with certain protections in the event his employment with us terminates. The CFO Agreement provides for a one-time payment of at least $250,000, with the potential for an additional one-time payment to Mr. Rassman in the event he (a) is terminated by us without cause, (b) leaves our employ after a material reduction in duties or benefits or (c) leaves our employ due to his compensation being less than $350,000. The CFO Agreement also provides for payment of three months’ base salary in the event Mr. Rassman is terminated for cause. In addition, the CFO Agreement provides that in the event of Mr. Rassman’s death, his widow will be entitled to receive two months’ base salary and, in certain circumstances, his legal representatives may be entitled to an additional amount which shall not exceed $350,000.

Change of Control Provisions

We have no change of control agreements relating to employment benefits; however, under our equity compensation plans and our SERP, awards and benefits are generally subject to special provisions upon a defined “change of control” transaction. Upon a change of control, any outstanding options, restricted stock, deferred cash or other plan awards will generally immediately vest and any restrictions will immediately lapse. Under the SERP, if there is a change of control of the Company, all participants in the SERP shall be fully vested in their SERP benefits and potentially eligible for a lump sum payout.

Tax and Accounting Implications

Tax Regulations.  Section 162(m) generally disallows a tax deduction to a public company for compensation over $1 million paid to certain “covered employees” (its chief executive officer and to any of its three other most highly-compensated executive officers). Performance-based compensation will not be subject to the deduction limitation if certain requirements set forth in the Code and applicable Treasury Regulations are met. We generally structure our compensation plans for our NEOs to comply with the performance-based compensation exemption requirements of Section 162(m); however, since corporate objectives may not always be consistent with the requirements for full deductibility, the Board of Directors and the Compensation Committee may award non-deductible compensation to our NEOs as they deem appropriate.

Accounting Considerations.  When making decisions about executive compensation, the Compensation Committee also considers how elements of compensation will impact our financial results. We accrue our NEOs’ salaries and cash bonus awards as an expense when earned by the NEO. For equity compensation grants, SFAS 123R requires us to recognize compensation expense for all share-based payment arrangements, based upon the grant date fair value of those awards. In the Summary Compensation Table contained in this proxy statement, we are required to the show compensation expense for equity awards made to our NEOs and to include this expense as part of the NEOs’ total compensation. This number, while required by the SEC rules and important for understanding the impact of granting equity on our financial statements, may not accurately represent the value received by the NEO. For example, stock options have a compensation expense for accounting purposes, but do not have any value to an NEO unless the market value of our stock increases above the exercise price of the stock option. In fact, options granted over the past five years to our NEOs were “underwater” as of October 31, 2009 (i.e., the exercise price of these options is higher than the closing price of our common stock on the NYSE on October 31, 2009). Similarly, stock awards and stock units fluctuate in value based on the market price of our stock, and may be worth more or less than the associated compensation expense. Finally, performance-based stock awards and stock units, which do have a compensation expense to us, may never have any value to the recipient because the performance criteria may never be met.

Looking Ahead — Fiscal 2010

Named Executive Officers for Fiscal 2010

The Compensation Committee anticipates that we will have four named executive officers for fiscal 2010: Robert I. Toll, Chairman and Chief Executive Officer; Zvi Barzilay, President and Chief Operating Officer; Joel H. Rassman, Executive Vice President, Chief Financial Officer and Treasurer; and Douglas C. Yearley, Jr., Executive Vice President.

Adoption of Toll Brothers, Inc. Senior Officer Bonus Plan

At the beginning of our 2010 fiscal year, the Compensation Committee developed, and our Board of Directors adopted, the Senior Officer Plan. If approved by our stockholders, the Senior Officer Plan will be effective for fiscal 2010. For additional information about the Senior Officer Plan, please see Proposal Five in this proxy statement.

Elements of NEO Compensation for Fiscal Year 2010

Base Salary.  In December 2009, the Compensation Committee established the following fiscal 2010 base salaries for our executive officers:

Fiscal 2010
Executive Officer	Base Salary

Robert I. Toll	$1,300,000
Zvi Barzilay	$1,000,000
Joel H. Rassman	$1,000,000
Douglas C. Yearley, Jr.	$1,000,000

Annual Incentive Bonus — Mr. Toll.  Mr. Toll will be entitled to a Company Performance Bonus under the Cash Bonus Plan for fiscal 2010 equal to 2.0% of our fiscal 2010 income before taxes and CEO bonus. As noted above, the Cash Bonus Plan also contains a Plan Year Performance Bonus. The amount of the Plan Year Performance Bonus is determined by evaluating Mr. Toll’s performance in light of one or more performance goals established by the Compensation Committee. In December 2009, the Compensation Committee determined that, for the fiscal year ending October 31, 2010, the Plan Year Performance Bonus will be conditioned upon our achievement of a specified level of net revenues in fiscal 2010. If this goal is achieved, Mr. Toll will be eligible for a Plan Year Performance Bonus, which may not exceed the greater of $5.2 million or 1/10 of 1% of fiscal 2010 gross revenues, as set forth in the Cash Bonus Plan. The establishment of this performance goal does not automatically entitle Mr. Toll to a fiscal 2010 Plan Year Performance Bonus or require that the Compensation Committee award a fiscal 2010 Plan Year Performance Bonus if the performance goal is met. Rather, the establishment of this performance goal permits the Compensation Committee, in its discretion, to determine to award a Plan Year

Performance Bonus to Mr. Toll for fiscal 2010 performance that will be tax-deductible by us, if the performance goal is met. The Compensation Committee may reduce the maximum amount otherwise payable under the Plan Year Performance Bonus based upon such facts and circumstances that the Compensation Committee deems relevant. All bonuses under the Cash Bonus Plan are subject to a $25 million cap.

Annual Incentive Bonus — Messrs. Barzilay, Rassman and Yearley.  In December 2009, the Compensation Committee determined that Messrs. Barzilay, Rassman and Yearley would be participants in the Senior Officer Plan for fiscal 2010 and determined that potential bonuses for fiscal 2010 under the new Senior Officer Plan, if adopted by stockholders, will be conditioned upon our achievement of a specified level of net revenues in fiscal 2010. If this goal is achieved, each participant will be eligible for a bonus, which may not exceed the maximum amount permitted under the Senior Officer Plan. The establishment of this performance goal does not automatically entitle any participant to a fiscal 2010 bonus or require that the Compensation Committee award a fiscal 2010 bonus if the performance goal is met. Rather, the establishment of this performance goal permits the Compensation Committee, in its discretion, to determine to award a bonus to a participant for fiscal 2010 performance that will be tax-deductible by us, if the performance goal is met. The Compensation Committee may reduce the amount otherwise payable based upon such facts and circumstances that the Compensation Committee deems relevant. The Compensation Committee has determined that the total bonus payable to each participant for fiscal 2010 under the Senior Officer Plan is subject to an $8.5 million cap.

Long-Term Incentive Compensation.  The Compensation Committee met in December 2009 and decided to grant options to acquire 124,000 shares of common stock to Mr. Barzilay, options to acquire 70,000 shares of common stock to Mr. Rassman, and options to acquire 50,000 shares of common stock to Mr. Yearley. Such grants were made as of December 20, 2009, have an exercise price equal to the closing price of our common stock on the NYSE on December 21, 2009 and will vest equally over four years. The Compensation Committee, also determined, in lieu of granting stock options, to award a performance-based RSU relating to 200,000 shares of our common stock to Mr. Toll. The underlying shares were valued based on the closing price of our common stock on the NYSE on December 21, 2009. The RSU is performance-based in that it will only vest if the average closing price of our common stock on the NYSE, measured over any 20 consecutive trading days ending on or prior to December 21, 2014, increases 30% or more over the closing price of our common stock on the NYSE on December 21, 2009, and provided Mr. Toll continues to be employed by us or serve as a member of our Board of Directors until December 21, 2012. The performance-based RSU will also vest if Mr. Toll dies or becomes disabled, or if we experience a change of control prior to satisfaction of the aforementioned performance criteria.

The following Executive Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of our Board of Directors has reviewed and discussed with our management the Compensation Discussion and Analysis section of this proxy statement, as required by Item 402(b) of the SEC’s Regulation S-K. Based on such review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.

Carl B. Marbach (Chair)
Stephen A. Novick

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
			Stock		Option	Incentive Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Awards		Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)		($)(2)	($)(3)	($)(4)	($)(5)	($)

Robert I. Toll,	2009	1,170,000	1,344,000	(6)	—	—	1,545,585	95,910	4,155,495
Chairman of the	2008	1,300,000	—		7,360,143	—	36,000	108,139	8,804,282
Board and Chief	2007	1,300,000	—		7,031,846	—	—	94.987	8,426,833
Executive Officer
Zvi Barzilay,	2009	1,000,000	152,000		1,173,600	1,520,000	845,088	49,308	4,739,996
Chief Operating	2008	1,000,000	—		3,121,503	1,368,000	47,507	49,599	5,586,609
Officer and President	2007	1,000,000	—		2,521,944	1,520,000	106,815	55,699	5,204,458
Joel H. Rassman,	2009	1,000,000	122,000		617,760	1,220,000	810,938	50,192	3,820,890
Executive Vice	2008	1,000,000	—		1,062,877	1,098,000	46,921	49,065	3,256,863
President, Chief Financial Officer and Treasurer	2007	1,000,000	—		1,675,002	1,220,000	102,962	55,857	4,053,821

(1)	The value of stock awards is the compensation expense recognized in our financial statements attributable to stock awards granted in fiscal 2009 and prior years, calculated in accordance with SFAS 123R. Further information regarding the valuation of stock options can be found in Note 9 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2009. This amount is not equal to the market value of our common stock, nor does it represent actual cash compensation paid to the recipient; the NEO does not recognize any value until the shares are sold into the market, and the amount of value realized is dependent upon the market price of our common stock at the time of sale.

(2)	The value of option awards is the compensation expense recognized in our financial statements attributable to options granted in fiscal 2009 and prior years, calculated in accordance with SFAS 123R. Further information regarding the valuation of stock options can be found in Note 9 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2009. This value may differ from the grant date fair value of option awards (which is shown below in the “Grants of Plan-Based Awards During Fiscal 2009” table) and from the market value of the option awards (which may be zero, depending on the market value of our common stock). This amount does not represent actual cash compensation paid to the recipient; the NEO does not receive actual cash until the options have vested and are exercised and the resulting shares are sold, and the amount of cash received is dependent upon the market price of our common stock at the time of sale. If the market price of our common stock does not exceed the exercise price of the stock options, the options will be of no value to the NEO.

(3)	Mr. Toll did not earn an award for fiscal 2009 or fiscal 2008 under the terms of the Cash Bonus Plan or for fiscal 2007 under the terms of the Toll Brothers, Inc. Cash Bonus Plan. The awards for Messrs. Barzilay and Rassman for fiscal 2009, fiscal 2008 and fiscal 2007 were earned based upon the terms of the Executive Officer Bonus Plan.

(4)	The amounts in this column represent the increase in the actuarial present value of accumulated benefits under the SERP for each named executive officer and the amount of above-market interest earned on their respective balances, if applicable, in the Deferred Compensation Plan. The increase in the actuarial present value of accumulated benefits under the SERP is due to the 10% annual increase in each NEOs annuity amount, a change in the discount rate used for actuarial purposes and the passage of time. Since the inception of the SERP, we have used the 15-20 year Moody’s AA Bond rate as our discount rate for actuarial purposes. This rate, which was used for calculating the actuarial present value of accumulated SERP benefits, was 5.69% for fiscal 2004 and fiscal 2005 calculations, 5.65% for fiscal 2006 calculations, 6.01% for fiscal 2007 calculations, 7.21% for fiscal 2008 calculations and 5.3% for fiscal 2009 calculations. The significant increase in this rate in fiscal 2008 was directly associated with the September 2008 financial market meltdown. When the discount rate increases, as it did in fiscal 2008, the actuarial present value of accumulated SERP benefits decreases because the actuarial present value is computed using a higher discount factor. When the discount rate decreases, as it did in fiscal 2009, the actuarial present value of accumulated SERP benefits increases.

The exact amounts attributed to the increase in actuarial present value of SERP benefits and above-market interest on deferred compensation are as follows:

	Fiscal 2009			Fiscal 2008			Fiscal 2007
	Robert I.	Zvi	Joel H.	Robert I.	Zvi	Joel H.	Robert I.	Zvi	Joel H.
Component	Toll	Barzilay	Rassman	Toll	Barzilay	Rassman	Toll	Barzilay	Rassman

Increase in Actuarial Present Value of Accumulated SERP Benefits	1,545,585	803,704	772,792	36,000	19,000	18,000	—(a)	90,178	86,710
Above-Market Interest Earned on Deferred Compensation	—(b)	41,384	38,146	—(b)	28,507	28,921	—(b)	16,637	16,252

TOTAL:	$1,545,585	$845,088	$810,938	$36,000	$47,507	$46,921	—	$106,815	$102,962

(a)	In fiscal 2007, the actuarial present value of Mr. Toll’s accumulated plan benefit decreased by $151,850.

(b)	Mr. Toll did not elect to participate in the Deferred Compensation Plan during this fiscal year, nor did he have any previously deferred amounts that were subject to the Deferred Compensation Plan.

(5)	Fiscal 2009 “All Other Compensation” consists of:

	Fiscal 2009
	Robert I.	Zvi	Joel H.
	Toll	Barzilay	Rassman

Tax and financial statement preparation assistance	$54,252	$12,808	$15,041
Contribution to 401(k) Plan	7,160	11,760	11,760
Life and disability premiums	9,871	6,753	7,160
Auto and gas expenses	22,721	16,294	16,231

Telecommunication and internet expenses	1,906	1,693	—

TOTAL:	95,910	49,308	50,192

(6)	This number represents compensation expense associated with:

(a)	A restricted stock unit (“RSU”) granted to Mr. Toll on December 19, 2008; this RSU represents 5,991 shares of our common stock.

(b)	A performance-based RSU for 200,000 shares of our common stock granted to Mr. Toll on December 19, 2008, which has not yet vested and, if the performance criteria are not met, will not ever vest. The compensation expense associated with this performance-based RSU is not equal to the market value of our common stock, nor does it represent actual cash compensation paid to the recipient; Mr. Toll will not receive actual cash unless and until the performance criteria are met, the RSU vests and the resulting shares are sold into the market, and the amount of cash received will be dependent upon the market price of our common stock at the time of sale.

Grants of Plan-Based Awards during Fiscal 2009

							Estimated
							Future	All Other	All Other		Grant
							Payouts	Stock	Option		Date
							Under	Awards:	Awards:	Exercise	Fair
							Equity	Number of	Number of	or Base	Value of
			Estimated Future Payouts Under				Incentive	Shares of	Securities	Price of	Stock and
			Non-Equity Incentive Plan Awards				Plan Awards	Stock or	Underlying	Option	Option
	Grant	Action	Threshold	Target		Maximum	Target	Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)		($)	(#)	(#)	(#)	($/Sh)	($)

Robert I. Toll	12/11/2008	12/11/2008	(2)	(3)		25,000,000
	12/19/2008	12/11/2008					200,000 (4)				3,642,000
	12/19/2008	12/11/2008						5,991 (5)			130,000
Zvi Barzilay	12/11/2008	12/11/2008	(6)	1,368,000	(7)	3,500,000
	12/19/2008	12/11/2008						7,005 (5)			152,000
	12/20/2008	12/11/2008							120,000 (8)	21.70	1,173,600
Joel H. Rassman	12/11/2008	12/11/2008	(6)	1,098,000	(7)	3,500,000
	12/19/2008	12/11/2008						5,622 (5)			122,000
	12/20/2008	12/11/2008							66,000 (8)	21.70	617,760

(1)	The Executive Compensation Committee met on December 11, 2008, and made determinations regarding bonuses and equity compensation grants for fiscal 2008 performance and service. All grants of equity compensation were made on December 19, 2008, which is consistent with our practice of awarding equity compensation on December 20 of each year, or, if December 20 falls on a weekend, on the immediately preceding or succeeding business day.

(2)	Awards to Mr. Toll are made pursuant to the terms of the Cash Bonus Plan. The Cash Bonus Plan does not include a threshold amount; awards in any fiscal year, whether pursuant to the formula contained in the Cash Bonus Plan or pursuant to the Plan Year Performance Bonus (as described in the Cash Bonus Plan) could be as low as $0.

(3)	The Cash Bonus Plan does not include a target amount. When the Executive Compensation Committee met on December 11, 2008, to establish performance criteria for fiscal 2009 under the Plan Year Performance Bonus contained in the Cash Bonus Plan, it did not establish a target amount for the fiscal 2009 award. The amount shown is equal to the award paid to Mr. Toll under the Cash Bonus Plan for his performance during fiscal 2008.

(4)	The Executive Compensation Committee awarded a restricted stock unit (“RSU”) under the Employee Plan relating to 200,000 shares of our common stock to Mr. Toll. The underlying shares were valued based on the closing price of our common stock on the NYSE on December 19, 2008. This RSU is performance-based in that it will only vest if the average closing price of our common stock on the NYSE, measured over any 20 consecutive trading days ending on or prior to December 19, 2013, increases 30% or more over $21.70, the closing price of our common stock on the NYSE on December 19, 2008, and provided Mr. Toll continues to be employed by us or serve as a member of our Board of Directors until December 19, 2011. The performance-based RSU will also vest if Mr. Toll dies or becomes disabled, or if we experience a change of control prior to satisfaction of the aforementioned performance criteria. As of the date of this proxy statement, none of the performance criteria have been met.

(5)	The Executive Compensation Committee awarded RSUs under the Employee Plan worth $130,000 to the CEO, $152,000 to the COO and $122,000 to the CFO, which correspond to a 10% reduction in the CEO’s fiscal 2009 base salary and the 10% reduction in the COO’s and CFO’s fiscal 2008 bonuses. The exact number of shares underlying each RSU were 5,991, 7,005 and 5,622 to the CEO, COO and CFO, respectively, and were determined by dividing the dollar value set forth above by $21.70, the closing price of our common stock on the NYSE on December 19, 2008, the date the RSUs were awarded. Each of these RSUs vests over a four-year period and is subject to automatic vesting upon the NEO’s death, disability or retirement or upon a change of control of the Company.

(6)	Awards to Mr. Barzilay and Mr. Rassman are made pursuant to the terms of the Executive Officer Bonus Plan. The Executive Officer Bonus Plan does not include a threshold amount; awards in any fiscal year could be as low as $0.

(7)	The Executive Officer Bonus Plan does not include a target amount and, when the Executive Compensation Committee met on December 11, 2008 to establish performance goals for fiscal 2009 under the Executive Officer Bonus Plan for each of Mr. Barzilay and Mr. Rassman, it did not establish a target amount for fiscal 2009 awards. The amounts shown are equal to the respective awards paid to each of Mr. Barzilay and Mr. Rassman for their performance during fiscal 2008 under the Executive Officer Bonus Plan. For a detailed discussion of the formula and criteria applied for such performance-based awards, please see “Compensation Discussion and Analysis” in this proxy statement.

(8)	The stock options awarded to Mr. Barzilay and Mr. Rassman under the Employee Plan have an exercise price of $21.70, the closing price of our common stock on the NYSE on December 19, 2008, the business day immediately preceding the date of the grants, and all stock options vest equally over four years, beginning on the first anniversary of the date of the grant. If an NEO retires or terminates his employment with us due to death or disability, all options will continue to vest on their normal vesting schedule and will continue to be exercisable for the full option term, as if he were still employed by us. However the NEOs will forfeit all unvested options or unexercised vested options if they retire or otherwise leave our employ and directly or indirectly compete with us at any time. Upon a change of control of the Company, as defined in the Employee Plan, the Executive Compensation Committee may act to cause all unvested options to immediately vest and become exercisable. As of the date of this proxy statement, all of these options are “underwater” (i.e., the exercise price of these options is higher than the closing price of our common stock on the NYSE as of the date of this proxy statement).

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Please see the “Compensation Discussion and Analysis” section of this proxy statement for a detailed description of the fiscal 2009 equity and bonus awards and the amounts of salary and bonus in proportion to total compensation with respect to each named executive officer.

Outstanding Equity Awards at October 31, 2009

		Option Awards					Stock Awards
												Equity
												Incentive
												Plan Awards:
										Equity		Market
										Incentive		or Payout
										Plan Awards:		Value of
										Number		Unearned
		Number of	Number of				Number of		Market Value	of Unearned		Shares,
		Securities	Securities				Shares or		of Shares	Shares,		Units or
		Underlying	Underlying				Units of		or Units of	Units or		Rights
		Unexercised	Unexercised		Option	Option	Stock That		Stock That	Rights		That Have
		Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not	That Have Not		Not
Name	Grant Date	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)

Robert I. Toll	12/20/2000	1,000,000			9.6563	12/20/2010
	12/20/2001	1,000,000			10.8800	12/20/2011
	12/20/2002	500,000			10.5250	12/20/2012
	12/20/2003	500,000			20.1350	12/20/2013
	12/20/2004	500,000			32.5500	12/20/2014
	12/20/2005	187,500	62,500	(1)	35.9700	12/20/2015
	12/20/2006	275,000	275,000	(2)	31.8200	12/20/2016
	12/20/2007	137,500	412,500	(3)	20.7600	12/20/2017
	12/19/2008									200,000	(5)	3,464,000
	12/19/2008						5,991	(6)	103,764
Zvi Barzilay	12/20/1999	69,816			4.3750	12/20/2009
	12/20/2000	240,000			9.6563	12/20/2010
	12/20/2001	480,000			10.8800	12/20/2011
	12/20/2002	250,000			10.5250	12/20/2012
	12/20/2003	254,000			20.1350	12/20/2013
	12/20/2004	240,000			32.5500	12/20/2014
	12/20/2005	90,000	30,000	(1)	35.9700	12/20/2015
	12/20/2006	60,000	60,000	(2)	31.8200	12/20/2016
	12/20/2006	7,500	22,500	(3)	31.8200	12/20/2016
	12/20/2007	30,000	90,000	(3)	20.7600	12/20/2017
	12/20/2008		120,000	(4)	21.7000	12/19/2019	7,005	(6)	121,326
Joel H. Rassman	12/20/1999	145,201			4.3750	12/20/2009
	12/20/2000	60,000			9.6563	12/20/2010
	12/20/2001	200,000			10.8800	12/20/2011
	12/20/2002	110,000			10.5250	12/20/2012
	12/20/2003	114,000			20.1350	12/20/2013
	12/20/2004	116,000			32.5500	12/20/2014
	12/20/2005	45,000	15,000	(1)	35.9700	12/20/2015
	12/20/2006	30,000	30,000	(2)	31.8200	12/20/2016
	12/20/2006	7,500	22,500	(3)	31.8200	12/20/2016
	12/20/2007	16,500	49,500	(3)	20.7600	12/20/2017
	12/20/2008		66,000	(4)	21.7000	12/19/2019	5,622	(6)	97,373

(1)	100% of the options vest on December 20, 2009.

(2)	50% of the options vest on each of December 20, 2009 and 2010.

(3)	33.33% of the options vest on each of December 20, 2009, 2010 and 2011.

(4)	25% of the options vest on each of December 20, 2009, 2010, 2011 and 2012.

(5)	A performance-based RSU relating to 200,000 shares of our common stock was awarded to Mr. Toll on December 19, 2009. This RSU is performance-based in that it will only vest if the average closing price of our common stock on the NYSE, measured over any 20 consecutive trading days ending on or prior to December 19, 2013, increases 30% or more over $21.70, the closing price of our common stock on the NYSE on December 19, 2008, and provided Mr. Toll continues to be employed by us or serve as a member of our Board of Directors until December 19, 2011. This performance-based RSU will also vest if Mr. Toll dies or becomes disabled, or if we experience a change of control prior to satisfaction of the aforementioned performance criteria.

(6)	The Executive Compensation Committee awarded RSUs worth $130,000 to the CEO, $152,000 to the COO and $122,000 to the CFO, which correspond to a 10% reduction in the CEO’s fiscal 2009 base salary and the COO’s and CFO’s fiscal 2008 bonuses. The exact number of shares underlying each RSU were 5,991, 7,005 and 5,622 to the CEO, COO and CFO, respectively, and were determined by dividing the dollar value set forth above by $21.70, the closing price of our common stock on the NYSE on December 19, 2008, the date the RSUs were awarded. Each of these RSUs vests over a four-year period and is subject to automatic vesting upon the NEO’s death, disability or retirement or upon a change of control of the Company.

Option Exercises and Stock Vested During Fiscal 2009

	Option Awards
	Number of
	Shares Acquired		Value Realized
Name	on Exercise (#)		on Exercise ($)(1)

Robert I. Toll	3,000,000	(2)	53,034,019	(2)
Zvi Barzilay	400,128	(3)	7,088,362	(3)
Joel H. Rassman	171,943	(4)	3,145,697	(4)

(1)	“Value Realized on Exercise” equals the difference between the closing price of our common stock on the NYSE on the various dates of exercise and the split-adjusted exercise price of $4.375, multiplied by the number of shares of our common stock acquired upon exercise of the stock options.

(2)	These stock options were granted to Mr. Toll on December 20, 1999 as compensation for his service and performance during fiscal 1998. These options had a split-adjusted exercise price of $4.375 and were scheduled to expire on December 20, 2009. Mr. Toll held these options for virtually their entire 10-year term prior to exercise. The amount shown above under “Value Realized on Exercise” is subject to ordinary income tax at the time of exercise.

(3)	These stock options were granted to Mr. Barzilay on December 20, 1999 as compensation for Mr. Barzilay’s service and performance during fiscal 1998. These options had a split-adjusted exercise price of $4.375 and were scheduled to expire on December 20, 2009. Mr. Barzilay held these options for virtually their entire 10-year term prior to exercise. The amount shown above under “Value Realized on Exercise” is subject to ordinary income tax at the time of exercise.

(4)	These stock options were granted to Mr. Rassman on December 20, 1999 as compensation for Mr. Rassman’s service and performance during fiscal 1998. These options had a split-adjusted exercise price of $4.375 and were scheduled to expire on December 20, 2009. Mr. Rassman held these options for virtually their entire 10-year term prior to exercise. The amount shown above under “Value Realized on Exercise” is subject to ordinary income tax at the time of exercise.

Pension Benefits at October 31, 2009

		Number of Years	Present Value of	Payments During
		of Credited	Accumulated	Last Fiscal
Name	Plan Name(1)	Service (#)(2)	Benefit ($)(3)	Year ($)

Robert I. Toll	SERP	20	7,481,460	0
Zvi Barzilay	SERP	20	3,890,359	0
Joel H. Rassman	SERP	20	3,740,730	0

(1)	For a discussion of the material terms of the SERP, please see “Compensation Discussion and Analysis — Benefits and Perquisites — Supplemental Executive Retirement Plan” in this proxy statement.

(2)	In order to be vested in benefits under the SERP, participants must have 20 years of service with us. The SERP does not provide for partial benefits for less than 20 years of service or increased benefits based solely upon the completion of more than 20 years of service.

(3)	For a description of the SERP and the assumptions used in the calculation of the present value of plan benefits, see Note 12, “Employee Retirement and Deferred Compensation Plans” in the notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

Nonqualified Deferred Compensation at October 31, 2009

Under the Deferred Compensation Plan, NEOs may elect, prior to the beginning of the year, to defer a portion of their cash compensation during any calendar year. Compensation that is deferred under the Deferred Compensation Plan earns various rates of return, depending on the length of time of the deferral. Interest rates are established by a majority of the board of directors of Toll Bros., Inc., our wholly owned subsidiary that administers the Deferred Compensation Plan, and are reviewed and adjusted annually for new deferrals. When establishing interest rates, the directors review the rates charged to us for borrowings, as well as interest rates generally available in the market. During fiscal 2009, interest rates for amounts deferred under the Deferred Compensation Plan ranged from 5% to 8%, based upon when the compensation was deferred and the length of time it had been or was to be deferred. For more information on the Deferred Compensation Plan, see “Compensation Discussion and Analysis — Benefits and Perquisites — Deferred Compensation Plan” in this proxy statement.

The amounts reported in the table below under “Executive Contributions in Last FY” are fiscal 2008 bonuses which were to be paid in fiscal 2009 and which the applicable NEO elected to defer. The portion of the amount reported in the table below under “Aggregate Earnings in Last FY” that represents above-market earnings is also included under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table on page 48 of this proxy statement. The amounts reported in the table below under “Aggregate Balance at Last FYE” consist of compensation that was earned and deferred in prior years and the interest accrued on such deferred amounts.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
Name	FY ($)	FY ($)	FY ($)	Distributions ($)	FYE ($)

Robert I. Toll	—	—	—	—	—
Zvi Barzilay	273,600	—	141,749	—	2,061,452	(1)
Joel H. Rassman	—	—	130,507	—	1,786,394	(2)

(1)	Includes $16,637 and $28,507 of above-market interest that was included in Mr. Barzilay’s fiscal 2007 and 2008 compensation, respectively. See “Summary Compensation Table” above.

(2)	Includes $16,252 and $28,921 of above-market interest that was included in Mr. Rassman’s fiscal 2007 and 2008 compensation, respectively. See “Summary Compensation Table” above.

Potential Payments upon Termination or Change of Control

None of our NEOs have an employment agreement with us, nor are they entitled to any sort of cash severance payment upon termination or separation from us, other than under an agreement with our CFO that provides for certain payments and benefits upon a termination or separation, as further described below. We do maintain equity compensation plans and retirement plans that provide for the continuation or acceleration of benefits in the event of specified separations from employment with us or a change of control of the Company.

The dollar amounts or dollar values of the potential payments to the NEOs in the event of a termination of employment or change of control of the Company are disclosed in the following tables. The amounts and values shown assume that such termination of employment or change of control occurred on October 31, 2009, the last day of our 2009 fiscal year, and are based, as applicable, on a share price of $17.32, the closing price of our common stock on the NYSE on October 31, 2009. These amounts and values do not necessarily reflect the actual amounts and values that would be paid to the NEOs upon an actual termination of employment or a change of control in the future. The actual amounts and values can only be determined at the time of such NEO’s separation or a change of control.

Below is a description of the assumptions that were used in creating the tables that follow. Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables. In accordance with SEC regulations, we do not report in the tables below any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our NEOs and which is available generally to all salaried employees.

Termination of Employment

Vesting of Equity Compensation Plan Awards.  Generally, unvested equity awards held by any of our employees, including the NEOs, are cancelled upon termination of employment with the Company, and the right to exercise vested stock options terminates within a specified period of time (depending on the terms of the applicable grant documents and the manner of termination) after termination of employment. However, under certain circumstances, such as retirement, death, disability or a change of control, special vesting rules apply, as described below. All equity awards, whether vested or unvested, held by an NEO terminate immediately upon a termination of employment for cause.

Special Vesting upon Retirement.  With respect to stock options issued after December 20, 2001, if an NEO retires from service with us after reaching age 62, he is entitled to continued vesting and exercisability of any unvested and/or unexercised options. Options do not automatically vest upon retirement, but will continue to vest on their normal vesting schedule as if the NEO were still employed by us. In addition, the NEO will have the remainder of the option term to exercise the option, rather than being forced to exercise within a specified period of time following retirement. This continued vesting and exercisability is conditioned upon the NEO refraining from competing with us at any time. The tables below do not reflect a payment for unvested options upon retirement because vesting is not accelerated at retirement.

Shares subject to non-performance-based RSUs held by an NEO fully vest and all restrictions immediately lapse upon the NEO’s retirement on or after age 62. The amounts in the tables below are the amounts that would have been recognized by each NEO if he had retired and sold all of his previously unvested shares subject to non-performance-based RSUs on October 31, 2009.

Special Vesting Upon Death or Disability.  If an NEO’s employment with us terminates due to death or disability, he (or his estate) is entitled to continued vesting and exercisability of any unvested and/or unexercised options. Options do not vest upon death or disability, but will continue to vest on their normal vesting schedule as if the NEO were still employed by us. In addition, the NEO will have the remainder of the option term to exercise the option, rather than being forced to exercise within a specified period of time following termination of employment. This continued vesting and exercisability are conditioned upon, in the event of the NEO’s disability, the NEO refraining from competing with us at any time. The tables below do not reflect a payment for unvested options upon termination due to death or disability because vesting is not accelerated upon these events.

Shares subject to RSUs held by an NEO fully vest and all restrictions immediately lapse upon the NEO’s termination of his employment with us due to death or disability. The amounts in the tables below are the amounts that would have been recognized by each NEO if his employment with us had terminated due to death or disability and all of his previously unvested shares subject to RSUs were sold on October 31, 2009.

Vesting of SERP Benefits.  Under the SERP, participants become 100% vested in their retirement benefits once they complete 20 years of service with us and reach age 62. As of October 31, 2009 all three NEOs had reached age 62 and had completed 20 years of service with us; as a result, they were all fully vested in their SERP benefits. If a SERP participant is terminated for cause, all SERP benefits are subject to forfeiture, regardless of whether the participant is fully vested.

CFO Agreement.  As more fully described above under “Compensation Discussion and Analysis — Employment Agreements, Change of Control Provisions and Severance Payments — CFO Agreement”, Mr. Joel H. Rassman, our CFO, is entitled to certain payments in the event his employment with us is terminated (a) by us, with or without cause, (b) by Mr. Rassman, following certain actions by us, or (c) due to Mr. Rassman’s death. The cash severance payments to the CFO in the table below are based on the CFO’s base salary at October 31, 2009 of $1,000,000. The table below also assumes that “voluntary termination” means that Mr. Rassman notified us of his intention to terminate his employment within a specified period of time following (a) any material reduction or material adverse change in Mr. Rassman’s duties, (b) the removal of certain fringe benefits to Mr. Rassman, or (c) our failure to provide Mr. Rassman with annual compensation, including salary and bonus, of at least $350,000. In addition, the table assumes that Mr. Rassman’s employment terminated as of October 31, 2009, and that he had received, prior to such termination, all fringe benefits to which he was entitled for fiscal 2009.

Change of Control

Upon a change of control of the Company, all unvested outstanding stock options will fully vest and become exercisable. In addition, all shares subject to RSUs fully vest and all restrictions lapse. Under the SERP, if there is a change of control of the Company, all participants in the SERP shall be fully vested in their SERP benefits and potentially eligible for a lump sum payout. The tables below reflect the amounts that would have been recognized by each NEO if a change of control had occurred on October 31, 2009, he had exercised and sold all of his previously unvested in-the-money stock options and previously unvested shares subject to RSUs that vested as a result of the change of control, and he had received a lump sum payout of his SERP benefits.

Tables

Robert I. Toll

The following table describes the potential payments and benefits to Robert I. Toll upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 31, 2009.

							Change in
	Termination of Employment ($)						Control ($)
			Involuntary	Involuntary
		Normal	Not for	For
Payments and Benefits	Voluntary(1)	Retirement	Cause	Cause	Death	Disability

Accelerated vesting of unvested equity awards:
Stock option(2)	—	—	—	—	—	—	—
RSU shares(3)	103,764	103,764	103,764	—	3,567,764	3,567,764	3,567,764
Payment of SERP benefits(4)	—	12,000,000	12,000,000	—	12,000,000	12,000,000	12,000,000

Total:	103,764	12,103,764	12,103,764	—	15,567,764	15,567,764	15,567,764

(1)	For purposes of this table “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)	Mr. Toll did not have any in-the-money options that were unvested at October 31, 2009.

(3)	See footnotes 5 and 6 to the Outstanding Equity Awards at October 31, 2009 table in this proxy statement. Had Mr. Toll terminated his employment at October 31, 2009, the value of his shares subject to non-performance-based RSUs, based upon the closing price of our common stock on the NYSE on October 31, 2009 ($17.32), would have been $103,764, and the value of his shares subject to performance-based RSUs would have been $3,464,000.

(4)	The amount of the benefit shown would be paid in semi-monthly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Toll’s benefit as of the date of payment, unless prohibited by applicable tax regulations.

Zvi Barzilay

The following table describes the potential payments and benefits to Zvi Barzilay upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 31, 2009.

							Change in
	Termination of Employment ($)						Control ($)
			Involuntary
		Normal	Not for	Involuntary
Payments and Benefits	Voluntary(1)	Retirement	Cause	For Cause	Death	Disability

Accelerated vesting of unvested equity awards
Stock option(2)	—	—	—	—	—	—	—
RSU shares(3)	121,327	121,327	121,327	—	121,327	121,327	121,327
Payment of SERP benefits(4)	—	6,240,000	6,240,000	—	6,240,000	6,240,000	6,240,000

Total:	121,327	6,361,327	6,361,327	—	6,361,327	6,361,327	6,361,327

(1)	For purposes of this table “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)	Mr. Barzilay did not have any in-the-money options that were unvested at October 31, 2009.

(3)	See footnote 6 to the Outstanding Equity Awards at October 31, 2009 table in this proxy statement. Had Mr. Barzilay terminated his employment at October 31, 2009, the value of his shares subject to RSUs, based upon the closing price of our common stock on the NYSE on October 31, 2009 ($17.32), would have been $121,327.

(4)	The amount of the benefit shown would be paid in semi-monthly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Barzilay’s benefit as of the date of payment, unless prohibited by applicable tax regulations.

Joel H. Rassman

The following table describes the potential payments and benefits to Joel H. Rassman upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 31, 2009.

							Change in
	Termination of Employment ($)						Control ($)
			Involuntary
		Normal	Not for	Involuntary
Payments and Benefits	Voluntary(1)	Retirement	Cause	For Cause	Death	Disability

Accelerated vesting of unvested equity awards
Stock option(2)	—	—	—	—	—	—	—
RSU shares(3)	97,373	97,373	97,373	—	97,373	97,373	97,373
Payment of SERP benefits(4)	—	6,000,000	6,000,000	—	6,000,000	6,000,000	6,000,000
Cash severance payment under employment agreement	—	—	250,000	250,000	166,666	—	—

Total:	97,373	6,097,373	6,347,373	250,000	6,264,039	6,097,373	6,097,373

(1)	For purposes of this table “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)	Mr. Rassman did not have any in-the-money options that were unvested at October 31, 2009.

(3)	See footnote 6 to the Outstanding Equity Awards at October 31, 2009 table in this proxy statement. Had Mr. Rassman terminated his employment at October 31, 2009, the value of his shares subject to RSUs, based upon the closing price of our common stock on the NYSE on October 31, 2009 ($17.32), would have been $97,373.

(4)	The amount of the benefit shown would be paid in semi-monthly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Rassman’s benefit as of the date of payment, unless prohibited by applicable tax regulations.

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees the Company’s financial reporting process on behalf of, and reports to, the Board of Directors. Company management has primary responsibility for preparation of the financial statements and the overall reporting process, including the Company’s system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for the year ended October 31, 2009, with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under U.S. generally accepted auditing standards (including Statement on Auditing Standards No. 61).

The Audit Committee reviewed and discussed with Ernst & Young LLP its independence from the Company and the Company’s management, and has received the written disclosures and letters from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also reviewed and approved the compatibility of non-audit services, including tax services, with the independent registered public accounting firm’s independence. The Audit Committee reviewed the services provided by Ernst & Young LLP and approved the fees paid to Ernst & Young LLP for all services for fiscal 2009.

The Audit Committee met seven times during fiscal year 2009. In the course of the meetings, the Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s systems of internal control and the overall quality of the Company’s financial reporting. The Audit Committee reviewed the Company’s internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Audit Committee received reports throughout the year on the progress of the review of the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee obtained periodic updates from management on the process and reviewed management’s and the independent registered public accounting firm’s evaluation of the Company’s system of internal controls to be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2009, filed with the SEC.

In addition to the seven Audit Committee meetings, the Audit Committee’s Chair (or, on one occasion, another Audit Committee member, as his designee) had eight meetings with the independent registered public accounting firm and management during fiscal 2009; such meetings were held prior to each release of Company quarterly and annual financial information or the filing of any such information with the SEC.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2009, for filing with the SEC. The Audit Committee’s recommendation was considered and approved by the Board of Directors. The Audit Committee also re-appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year, subject to stockholder ratification.

The Audit Committee reviewed its charter and recommended changes to the Board of Directors. It also conducted a committee self-assessment process and reported to the Board of Directors on its performance.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Paul E. Shapiro (Chair)
Edward G. Boehne
Christine N. Garvey
Roger S. Hillas
Carl B. Marbach

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the regulations thereunder require certain of our officers, as well as our directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based on our review of the copies of these reports we received, and written representations we received from the reporting persons, we believe that all filings required to be made by the reporting persons for the period November 1, 2008, through October 31, 2009, were made on a timely basis.

CERTAIN TRANSACTIONS

We have a written Related Party Transaction Policy (“Policy”), which provides guidelines applicable to any transaction, arrangement or relationship between us and a related party that is or may be required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K (each, a “related party transaction”). Under the Policy, the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors is responsible for reviewing and determining whether to approve or ratify any related party transaction. In making its determination to approve or ratify a transaction, the Governance Committee considers such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the related party transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to us and whether there are business reasons for us to enter into the transaction, (v) the aggregate value of the transaction and (vi) any other factors the Governance Committee deems relevant. The Policy requires that all proposed or potential related party transactions be reported to our legal department prior to consummation. The legal department is required to evaluate each transaction to determine if it is, in fact, a related party transaction and, if so, to report the transaction to the Governance Committee, or its designee, for review. The legal department maintains a list of all related parties and periodically distributes that list to our officers and employees to help facilitate compliance with the Policy and the proper reporting of proposed related party transactions. Under the Policy, all related party transactions that continue for more than one fiscal year are required to be reviewed and approved annually by the Governance Committee.

All transactions disclosed below were approved or ratified in accordance with the terms of the Policy.

During fiscal 2009, Mr. Robert I. Toll paid approximately $262,024 to us for personal services, including legal and investment services, car service, office space for personal use and home improvement services. These services were provided by us or our employees, and such amounts were billed at rates based on the relevant employee’s compensation or the cost to the Company, as applicable, and paid throughout the year with monies deposited with us in advance by Mr. Toll. The Executive Compensation Committee reviewed and approved the receipt of such services, and the amounts paid, by Mr. Toll.

Toll Brothers Realty LP (“Toll Realty LP”) is a partnership which effectively owns or controls the commercial real estate that comprises the assets of Toll Brothers Realty Trust (the “Trust”). We formed the Trust in 1998 to take advantage of commercial real estate opportunities. Toll Realty LP is effectively owned one-third by us, one-third by Mr. Robert I. Toll, Mr. Bruce E. Toll (and trusts established for the benefit of members of his family), Mr. Zvi Barzilay (and trusts established for the benefit of members of his family), Mr. Joel H. Rassman, Mr. Douglas C. Yearley, Jr. and other current and former members of our senior management, and one-third by the Pennsylvania State Employees Retirement System. At October 31, 2009, our investment in Toll Realty LP and the Trust was $13,042,168. We earned fees from Toll Realty LP and the Trust of $2,116,977 in fiscal 2009 under the terms of various development, finance and management services agreements. We believe that these transactions were on terms no less favorable than we would have agreed to with unrelated parties. Under such agreements, we also incur certain costs on behalf of Toll Realty LP and the Trust for which we are reimbursed by Toll Realty LP and the Trust. These fees and reimbursements were paid to us throughout the year.

Ballard, Spahr, Andrews & Ingersoll, LLP, the law firm at which Richard J. Braemer, one of our directors, is senior counsel, acted as counsel to us in various matters during fiscal 2009 and received aggregate fees of approximately $633,199 for their services during fiscal 2009.

During a portion of fiscal 2009, Bruce E. Toll was the Chairman of, and had an ownership interest in, Philadelphia Media Holdings, L.L.C., which was the parent company of The Philadelphia Inquirer and the Philadelphia Daily News, two newspapers where we routinely advertise our homes and employment opportunities. During fiscal 2009, we paid approximately $429,491 in advertising fees to The Philadelphia Inquirer and the Philadelphia Daily News. In August 2009, Mr. Toll resigned as Chairman of, and abandoned his ownership interest in, Philadelphia Media Holdings, L.L.C.

During fiscal 2009, Bruce E. Toll, in connection with the construction of a personal residence, purchased certain building materials from our component manufacturing facilities and used our in-house architecture department to provide architectural services. In addition, in fiscal 2009, BET Investments, a company owned and operated by Bruce E. Toll, used our engineering and land development departments to provide services in connection with the construction of various commercial real estate properties. The total amount paid by Mr. Toll and BET Investments for materials and services provided during fiscal 2009 was $171,639. The rates charged to Mr. Toll and BET Investments are comparable to what we would have charged to an unrelated third party, and it is expected that Mr. Toll and BET Investments may continue to purchase additional materials and services from us in fiscal 2010.

For information regarding certain other transactions, see “Proposal One — Election of Directors — Director Compensation.”

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing on the first page of this proxy statement by October [  ], 2010.

A stockholder may wish to have a proposal presented at the 2011 Annual Meeting of Stockholders, but not to have the proposal included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, except as otherwise prescribed by the presiding officer, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors, by the presiding officer, or by a stockholder entitled to vote who has delivered written notice to us (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 45 or more than 75 days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting — that is, with respect to the 2011 Annual Meeting of Stockholders, between November [  ], 2010, and December [  ], 2010.

A stockholder who wishes to submit a nomination for director to the Board (other than a nomination brought pursuant to and in accordance with any proxy access rules adopted by the SEC subsequent to the date of this proxy statement and effective for the 2011 Annual Meeting of Stockholders) must deliver written notice of the nomination within the time period set forth in the previous sentence and comply with the information requirements in the bylaws relating to stockholder nominations. These requirements are separate from and in addition to (a) the SEC requirements referenced above for inclusion of a stockholder proposal in our proxy statement, (b) any requirements adopted by the SEC subsequent to the date of this proxy statement and effective for the 2011 Annual Meeting of Stockholders relating to the inclusion of a stockholder nominee for director in our proxy statement and (c) the requirements set forth below for having our Nominating and Corporate Governance Committee consider a person, who has been recommended by certain stockholders, for nomination as a director. If notice of any such proposal is not submitted in writing and received by us at the address appearing on the first page of this proxy statement by December [  ], 2010, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4 promulgated under the Exchange Act and, therefore, the persons appointed by our Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

PROCEDURES FOR NOMINATING CANDIDATES OR RECOMMENDING CANDIDATES FOR NOMINATION TO THE BOARD OF DIRECTORS

Any stockholder may submit a nomination for director by following the procedures outlined in Section 2-8 of our bylaws. In addition, the Nominating and Corporate Governance Committee has adopted a policy permitting stockholders to recommend candidates for director under certain circumstances. The Nominating and Corporate Governance Committee will only consider nominating a candidate for director who is recommended by a stockholder who has been a continuous record owner of at least 1% of our common stock for at least one year prior to submission of the candidate’s name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of stockholders. Notice must be given to the Nominating and Corporate Governance Committee with respect to a stockholder nominee no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement. In order to be considered for nomination as a candidate for election as a director at the 2011 Annual Meeting of Stockholders, a candidate recommended by a stockholder should, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the view of the Nominating and Corporate Governance Committee, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with our size, complexity, reputation and success.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to the Director of Investor Relations at our address appearing on the cover page of this proxy statement or call the Director of Investor Relations at (215) 938-8000. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.

SOLICITATION OF PROXIES

The enclosed form of proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy materials, proxy solicitation may be made in person or by telephone, facsimile, e-mail, telegraph or telecopy by our directors, officers or employees, or by a professional proxy solicitation firm that we engage.

ANNUAL REPORT ON FORM 10-K

We make available free of charge on our website, www.tollbrothers.com, our Annual Report on Form 10-K as filed with the SEC. We will provide without charge to each person whose proxy is being solicited by this proxy statement, upon written request, a copy of our Annual Report on Form 10-K as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Director of Investor Relations at our address appearing on the cover page of this proxy statement.

By Order of the Board of Directors

Michael I. Snyder
Secretary

Horsham, Pennsylvania
February [  ], 2010

ADDENDUM A

PROPOSED AMENDMENT TO TOLL BROTHERS, INC.
SECOND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE NINE - RESTRICTIONS ON TRANSFER OF SHARES

PART I - DEFINITIONS.

As used in this Article Nine, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(a) “4.95-percent Transaction” means any Transfer described in clause (a) or (b) of Part II of this Article Nine.

(b) “4.95-percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 4.95% of the corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations thereunder.

(c) “Agent” has the meaning set forth in Part V of this Article Nine.

(d) “Board of Directors” or “Board” means the board of directors of the corporation.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f) “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the corporation (other than Preferred Stock described in Section 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the corporation.

(g) “Effective Date” means the date of filing of this Certificate of Amendment of Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware.

(h) “Excess Securities” has the meaning given such term in Part IV of this Article Nine.

(i) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article Nine is no longer necessary or desirable for the preservation of Tax Benefits, (ii) the close of business on the first day of a taxable year of the corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Part XII of this Article Nine.

(j) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

(k) “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(l) “Prohibited Distributions” means any and all dividends or other distributions paid by the corporation with respect to any Excess Securities received by a Purported Transferee.

(m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Nine.

(n) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(o) “Purported Transferee” has the meaning set forth in Part IV of this Article Nine.

(p) “Securities” and “Security” each has the meaning set forth in Part VII of this Article Nine.

(q) “Stock” means any interest that would be treated as “stock” of the corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(r) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the corporation, that alters the Percentage Stock Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the corporation, nor shall a Transfer include the issuance of Stock by the corporation.

(u) “Transferee” means any Person to whom Corporation Securities are Transferred.

(v) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

PART II - TRANSFER AND OWNERSHIP RESTRICTIONS.

In order to preserve the Tax Benefits, from and after the Effective Date of this Article Nine any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.95-percent Stockholder or (b) the Percentage Stock Ownership in the corporation of any 4.95-percent Stockholder would be increased.

PART III - EXCEPTIONS.

(a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(b) The restrictions set forth in Part II of this Article Nine shall not apply to an attempted Transfer that is a 4.95-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Part III of Article Nine, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Nine through duly authorized officers or agents of the corporation. Nothing in this Part III of this Article Nine shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

PART IV - EXCESS SECURITIES.

(a) No employee or agent of the corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the

Agent pursuant to Part V of this Article Nine or until an approval is obtained under Part III of this Article Nine. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Parts IV or V of this Article Nine shall also be a Prohibited Transfer.

(b) The corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the corporation all information reasonably requested by the corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Nine, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article Nine as a condition to registering any transfer.

PART V - TRANSFER TO AGENT.

If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Part VI of this Article Nine if the Agent rather than the Purported Transferee had resold the Excess Securities.

PART VI - APPLICATION OF PROCEEDS AND PROHIBITED DISTRIBUTIONS.

The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Part VI of Article Nine. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part VI of Article Nine inure to the benefit of the corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

PART VII - MODIFICATION OF REMEDIES FOR CERTAIN INDIRECT TRANSFERS.

In the event of any Transfer which does not involve a transfer of securities of the corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.95-percent Stockholder to violate a restriction on Transfers provided for in this Article Nine, the application of Parts V and VI of this Article Nine shall be modified as described in this Part VII of this Article Nine. In such case, no such 4.95-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.95-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.95-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.95-percent Stockholder, following such disposition, not to be in violation of this Article Nine. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Parts V and VI of this Article Nine, except that the maximum aggregate amount payable either to such 4.95-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.95-percent Stockholder or such other Person. The purpose of this Part VII of Article Nine is to extend the restrictions in Part II and V of this Article Nine to situations in which there is a 4.95-percent Transaction without a direct Transfer of Securities, and this Part VII of Article Nine, along with the other provisions of this Article Nine, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

PART VIII - LEGAL PROCEEDINGS; PROMPT ENFORCEMENT.

If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the corporation makes a written demand pursuant to Part V of this Article Nine (whether or not made within the time specified in Part V of this Article Nine), then the corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Part VIII of Article Nine shall (1) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Nine being void ab initio, (2) preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand or (3) cause any failure of the corporation to act within the time periods set forth in Part V of this Article Nine to constitute a waiver or loss of any right of the corporation under this Article Nine. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Nine.

PART IX - LIABILITY.

To the fullest extent permitted by law, any stockholder subject to the provisions of this Article Nine who knowingly violates the provisions of this Article Nine and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the corporation for, and shall indemnify and hold the corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

PART X - OBLIGATION TO PROVIDE INFORMATION.

As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the corporation may request from time to time in order to determine compliance with this Article Nine or the status of the Tax Benefits of the corporation.

PART XI - LEGENDS.

The Board of Directors may require that any certificates issued by the corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article Nine bear the following legend:

“THE CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.95 PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE 4.95 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Part III of this Article Nine also bear a conspicuous legend referencing the applicable restrictions.

PART XII - AUTHORITY OF BOARD OF DIRECTORS.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Nine, including, without limitation, (1) the identification of 4.95-percent Stockholders, (2) whether a Transfer is a 4.95-percent Transaction or a Prohibited Transfer, (3) the Percentage Stock Ownership in the corporation of any 4.95-percent Stockholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Part VI of this Article Nine, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Nine. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the corporation not inconsistent with the provisions of this Article Nine for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Nine.

(b) Nothing contained in this Article Nine shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate or extend the Expiration Date, (2) modify the ownership interest percentage in the corporation or the Persons or groups covered by this Article Nine, (3) modify the definitions of any terms set forth in this Article Nine or (4) modify the terms of this Article Nine as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article Nine, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Nine requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Nine. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the corporation, the Agent, and all other parties for all other purposes of this Article Nine. The Board of Directors may delegate all or any portion of its duties and powers under this Article Nine to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Nine through duly authorized officers or agents of the corporation. Nothing in this Article Nine shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

PART XIII - RELIANCE.

To the fullest extent permitted by law, the corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the corporation and the corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Nine. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

PART XIV - BENEFITS OF THIS ARTICLE NINE.

Nothing in this Article Nine shall be construed to give to any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Article Nine. This Article Nine shall be for the sole and exclusive benefit of the corporation and the Agent.

PART XV - SEVERABILITY.

The purpose of this Article Nine is to facilitate the corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Nine or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Nine.

PART XVI - WAIVER.

With regard to any power, remedy or right provided herein or otherwise available to the corporation or the Agent under this Article Nine, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ADDENDUM B

TOLL BROTHERS, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as

Rights Agent

Section 382 Rights Agreement

Dated as of June 17, 2009

SECTION 382 RIGHTS AGREEMENT

SECTION 382 RIGHTS AGREEMENT, dated as of June 17, 2009 (the “Agreement”), between Toll Brothers, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company (the “Rights Agent”).

W I T N E S S E T H :

WHEREAS, the Company has generated NOLs (as defined in Section 1 hereof) for United States federal income tax purposes, and such NOLs may potentially provide valuable tax benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and thereby preserve the ability to utilize fully such NOLs and certain other tax benefits and, in furtherance of such objective, the Company desires to enter into this Agreement; and

WHEREAS, on June 17, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the close of business on July 17, 2009 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the close of business on the Distribution Date (as defined in Section 3 hereof) and the Expiration Date (as defined in Section 7(a) hereof), each Right initially representing the right to purchase one one ten-thousandth of a share (a “Unit”) of Series B Junior Participating Preferred Stock (the “Preferred Stock”) of the Company having the rights, powers and preferences set forth in the form of Designations, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)	“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.95% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (iv) any Person holding Common Stock for or pursuant to the terms of any such plan, or (v) any Exempted Person.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the “Exchange Act”), and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a “single entity” as defined in Section 1,382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder”.

(c)	A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to

“beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights, or (D) securities issued or issuable pursuant to any employee benefit plan of the Company or any Subsidiary of the Company or any employment agreement, arrangement or other understanding between the Company or any Subsidiary of the Company and any Person or any of such Person’s Affiliates or Associates; or

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of (A) an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) securities issued or issuable pursuant to any employee benefit plan of the Company or any Subsidiary of the Company or any employment agreement, arrangement or other understanding between the Company or any Subsidiary of the Company and any Person or any of such Person’s Affiliates or Associates;

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (ii) of this paragraph (c) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days; and provided, further, however, that any stockholder of the Company, with Affiliates, Associates or other Person(s) who may be deemed representatives of it serving as director(s) or officer(s) of the Company, shall not be deemed to beneficially own securities held by other Persons as a result of (x) Persons affiliated or otherwise associated with such stockholder serving as director(s) or officer(s) or taking any action in connection therewith, (y) discussing the status of its shares with the Company or other stockholders of the Company similarly situated or (z) voting or acting in a manner similar to other stockholder(s) similarly situated, absent a specific finding by the Board of Directors of an express agreement among such stockholders to act in concert with one another as stockholders so as to cause, in the good faith judgment of the Board of Directors, each such stockholder to be the Beneficial Owner of the shares held by the other stockholder(s); or

(iv) Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(d)	“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(e)	“close of business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(f)	“Code” shall have the meaning set forth in the preamble to this Agreement.

(g)	“Common Stock” shall have the meaning set forth in the preamble to this Agreement, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).

(h)	“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(i)	“Current Market Price” shall have the meaning set forth in Section 11(d)(i) hereof.

(j)	“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(k)	“Distribution Date” shall have the meaning ser forth in Section 3(a) hereof.

(l)	“Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(m)	“Exempted Person” shall mean any Person who, together with all Affiliates and Associates of such Person, (i) is the Beneficial Owner of securities (as disclosed in public filings with the Securities and Exchange Commission on the Rights Dividend Declaration Date), representing 4.95% or more of the shares of Common Stock outstanding on the Rights Dividend Declaration Date, provided, however, that any such Person described in clause (i) shall no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner (and so long as such Person continues to be the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock), of additional securities representing 1,000 or more shares of Common Stock, except (x) pursuant to equity compensation awards granted to such Person by the Company or options or warrants outstanding and beneficially owned by such Person as of the Rights Dividend Declaration Date, or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a stock split, stock dividend or the like; or (ii) becomes the Beneficial Owner of securities representing 4.95% or more of the shares of Common Stock then outstanding because of a reduction in the number of outstanding shares of Common Stock then outstanding as a result of the purchase by the Company or a Subsidiary of the Company of shares of Common Stock, provided, however, that any such Person described in clause (ii) shall no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner, at any time after the date such Person became the Beneficial Owner of (and so long as such Person continues to be the Beneficial Owner of) 4.95% or more of the then outstanding shares of Common Stock, of additional securities representing 1,000 or more shares of Common Stock, except (x) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such Person as of the date such Person became the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock or as a result of an adjustment to the number of shares of Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or (y) as a result of a stock split, stock dividend or the like; or (iii) who is a Beneficial Owner of 4.95% or more of the shares of Common Stock outstanding and whose beneficial ownership would not, as determined by the Board of Directors in its sole discretion, jeopardize or endanger the availability to the Company of its NOLs; and provided further, however, that if a Person is an Exempted Person solely by reason of clause (iii) above, then such Person shall cease to be an Exempted Person if (A) such Person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock or (B) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s beneficial ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its NOLs. A purchaser, assignee or transferee of the shares of Common Stock (or warrants or options exercisable for Common

Stock) from an Exempted Person shall not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such Person continues to be the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock.

(n)	“Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(o)	“Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(p)	“NOLs” shall mean the Company’s net operating loss carryforwards.

(q)	“Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity.

(r)	“Preferred Stock” shall mean shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series B Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $0.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series B Junior Participating Preferred Stock.

(s)	“Principal Party” shall have the meaning ser forth in Section 13(b) hereof.

(t)	“Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(u)	“Record Date” shall have the meaning set forth in the preamble of this Agreement.

(v)	“Right” shall have the meaning set forth in the preamble of this Agreement.

(w)	“Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(x)	“Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(y)	“Rights Dividend Declaration Date” shall have the meaning set forth in the preamble of this Agreement.

(z)	“Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(aa)	“Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(bb)	“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(cc)	“Subsidiary” shall mean, with reference to any Person, any Person of which a majority of the voting power of voting equity securities or equity interests is beneficially owned, directly or indirectly, by such Person or otherwise controlled by such Person.

(dd)	“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ee)	“Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(ff)	“Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(gg)	“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(hh)	“Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, as amended.

(ii)	“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution

Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Section 3.  Issue of Rights Certificates.

(a)	Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors of the Company shall determine prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than any Exempted Person, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)	As promptly as practicable following the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, or issued subsequent to the Record date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Expiration Date (as such term is defined in Section 7 hereof) or the redemption of the Rights pursuant to Section 23 hereof, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c)	Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the redemption of the Rights pursuant to Section 23 hereof. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend: “This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Toll Brothers, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of June 17, 2009 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.” With respect to such certificates containing the foregoing legend, until the earlier of the (i) Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

Section 4.  Form of Rights Certificates.

(a)	The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one ten-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)	Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend: “The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.”

Section 5.  Countersignature and Registration.

(a)	The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights

Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)	Following the Distribution Date, the Rights Agent shall keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)	Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 27 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date or the redemption of the rights pursuant to Section 23 hereof, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 27 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b)	Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)	Subject to Section 7(e) and Section 27 hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on July 16, 2019, (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all of the Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) are exchanged for Common Stock or other assets or securities as provided in Section 27 hereof, (iv) the close of business on the effective date of the repeal of Section 382 or any successor statute if the Board of Directors of the Company determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (v) the close of business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, or (vi) the first anniversary of adoption of the Agreement if shareholder approval of the Agreement has not been received by or on such date (the earliest of (i) and (ii) and (iii) and (iv) and (v) and (vi) being herein referred to as the “Expiration Date”).

(b)	The Purchase Price for each one ten-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c)	Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one ten-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one ten-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)	In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)	Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

(f)	Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Capital Stock.

(a)	The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b)	So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)	The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the “Act”) with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d)	The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one ten-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or Units) (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)	The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one ten-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one ten-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.  Preferred Stock Record Date.  Each Person in whose name any certificate for a number of one ten-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i)	In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)	In the event any Person shall become an Acquiring Person, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one ten-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii)	In the event that the number of shares of Common Stock which are authorized by the Company’s Certificate of Incorporation but not outstanding, subscribed for or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors of the Company has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Company determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b)	In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)	In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i)	For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30)consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term

“Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)	For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of a Unit shall be equal to the Current Market Price of one share of Preferred Stock divided by 10,000.

(e)	Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share of capital stock or one-ten millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f)	If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)	All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)	Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one-ten millionth of a share of Preferred Stock) obtained by:

(i)	multiplying (x) the number of one ten-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the

Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)	The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)	Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one ten-thousandth of a share and the number of one ten-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(k)	Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one ten-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one ten-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l)	In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one ten-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one ten-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)	Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)	The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)	The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)	Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)	In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one ten-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one ten-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)	‘‘Principal Party” shall mean:

(i)	in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)	in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)	The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this

Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)	prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

(ii)	take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)	will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.  Fractional Rights and Fractional Shares.

(a)	The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b)	The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ten-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)	Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing price of one (1) share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)	The holder of a Right by the acceptance of the Rights expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, except the rights of action that are given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.  Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)	prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)	after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)	subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)	notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one ten-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a)	The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no case shall the Rights Agent be liable for special, indirect, incidental or consequential loss or damage.

(b)	The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

(a)	Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)	In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)	The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)	Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d)	The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)	The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)	The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)	The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)	The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j)	No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)	If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may, in its sole discretion, remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Rights Certificates.   Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption and Termination.

(a)	The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the twentieth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”); provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then such authorization shall require the concurrence of a majority of the members of the Board of Directors of the Company: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation or an action by written consent of stockholders, whether or not made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act) in a majority of the directors in office at the commencement of such solicitation, or prior to such written consent, if any Person who is a participant in such solicitation, or who signed such consent, has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the “Current Market Price”, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

(b)	Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24.  Notice of Certain Events.

(a)	In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the

Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b)	In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 25.  Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Toll Brothers, Inc.
250 Gibraltar Road
Horsham, Pennsylvania 19044
Attention: Chief Executive Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, NY 10038

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26.  Supplements and Amendments.  Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock for which a Right is exercisable and following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, any supplement or amendment shall require the concurrence of a majority of the members of the Board of Directors of the Company. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 27.  Exchange.

(a) (i)	The Company may, at its option, at any time after the Stock Acquisition Date, upon resolution by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the “Section 27(a)(i) Exchange Ratio”). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(ii)	The Company may, at its option, at any time after the Stock Acquisition Date, upon resolution by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement. Subject to such adjustment, each Right may be exchanged for that number of shares of Common Stock obtained by dividing the Adjustment Spread (as defined below) by the then Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person or (ii) the date on which a tender or exchange offer by any Person (other than an Exempted Person, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be the Beneficial Owner of 4.95% or more of the shares of Common Stock then outstanding (such exchange ratio being the “Section 27(a)(ii) Exchange Ratio”). The “Adjustment Spread” shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii) minus (y) the Purchase Price.

(iii)	Notwithstanding anything contained in this Section 27(a) to the contrary, the Company may not exchange any Rights pursuant to this Section 27(a) unless such exchange is approved by a majority of the members of the Board of Directors of the Company.

(b)	Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Section 27(a)(i) Exchange Ratio or Section 27(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)	In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall make adequate provision to substitute, to the extent that there are insufficient shares of Common Stock available (1) cash, (2) other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value per Right equal to (x) in the case of an exchange pursuant to Section 27(a)(i), the then current per share market price (determined pursuant to Section 11(d) hereof) of the Common Stock multiplied by the Section 27(a)(i) Exchange Ratio and (y) in the case of an exchange pursuant to Section 27(a)(ii), the Adjustment Spread, where such aggregate value has been determined by a majority of the members of the Board of Directors of the Company, after receiving advice from a nationally recognized investment banking firm. To the extent that the Company determines that any such substitution must be made, the Company shall provide, subject to Section 7(e) hereof, that such substitution shall apply uniformly to all outstanding Rights.

(d)	The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of the exchange pursuant to this Section 27.

Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board of Directors, etc.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the twentieth day following the date of such determination by the Board of Directors.

Section 32.  Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

Section 33.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.  Descriptive Headings.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:	TOLL BROTHERS, INC.

By: /s/ Michael J. Snyder	By: /s/ Robert I. Toll
Name: Michael J. Snyder Title: Sr. Vice President and Secretary	Name: Robert I. Toll Title: Chairman and Chief Executive Officer

Attest:	AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By: /s/ Susan Silber	By: /s/ Herbert J. Lemmer
Name: Susan Silber Title: Assistant Secretary	Name: Herbert J. Lemmer Title: Vice President

EXHIBIT A

Form of Designations, Preferences and Rights of Series B Junior Participating
Preferred Stock of Toll Brothers, Inc.

Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” and the number of shares constituting such series shall be 60,000.

Section 2.  Dividends and Distributions.

(a)	The holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 17, 2009 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)	The Corporation shall declare a dividend or distribution on the outstanding shares of Series B Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the outstanding shares of Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)	Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(a)	Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)	Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)	(i) If at any time dividends on any Series B Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series B Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series B Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request, or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws of the Corporation irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d)	Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(a)	Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating

Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)	The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.  Liquidation, Dissolution or Winding Up.

(a)	Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to $100,000 per share of Series B Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b)	In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c)	In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9.  Amendment.  The certificate of incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

Section 10.  Fractional Shares.  Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

Exhibit B
[Form of Rights Certificate]

Certificate No. R-                         Rights

NOT EXERCISABLE AFTER JULY 16, 2019 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]

Rights Certificate

TOLL BROTHERS, INC.

This certifies that [          ], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 17, 2009 (the “Rights Agreement”), between Toll Brothers, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on July 16, 2019 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one ten- thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $100.00 per one ten-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of June 17, 2009 based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights shall require the concurrence of a majority of the members of the Board of Directors of the Company.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of .

Attest:	TOLL BROTHERS, INC.

By: Secretary Name: Title:	By: Name: Title:
Countersigned:

Attest:	AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By: Name: Title:	By: Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED            hereby sells, assigns and transfers unto            (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint           Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature:
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)	this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)	after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature:

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

To:          TOLL BROTHERS, INC.:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address):

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address):

Dated:
Signature:
Signature Guaranteed:

  Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)	the Rights evidenced by this Rights Certificate

[ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)	after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature:
Signature Guaranteed:

  NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

On June 17, 2009, the Board of Directors of Toll Brothers, Inc. (the “Company”) approved the execution of a Section 382 Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”). The Rights Agreement provides for a distribution of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding to stockholders of record at the close of business on July 17, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one ten-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a Purchase Price of $100.00 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

The Board of Directors of the Company adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. The Company has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.95% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 4.95% or more of the outstanding shares of Common Stock. The definition of Acquiring Person excludes any Exempted Person (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding on June 17, 2009, will be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner (and so long as such person continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock), of additional securities representing 1,000 or more shares of Common Stock, except (x) pursuant to equity compensation awards granted to such person by the Company or options or warrants outstanding and beneficially owned by such person as of June 17, 2009, or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a stock split, stock dividend or the like. In addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Common Stock will also be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, of additional securities representing 1,000 or more shares of Common Stock, except if such additional securities are acquired (x) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such person as of the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock or as a result of an adjustment to the number of shares of Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or (y) as a result of a stock split, stock dividend or the like. In addition, any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding, and whose beneficial ownership would not, as determined by the Board of Directors of the Company in its sole discretion, jeopardize or endanger the availability of the Company of its NOLs, will be an “Exempted Person.” However, any such person will cease to be an Exempted Person if (x) such person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock or (y) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its NOLs. A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on July 16, 2019, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if the Board of Directors of the Company determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, (v) the beginning of a taxable year of the Company to which the Board of Directors of the Company determines that certain tax benefits may not be carried forward, or (vi) the first anniversary of adoption of the Rights Agreement if shareholder approval of the Rights Agreement has not been received by or on such date. At no time will the Rights have any voting power.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that an Acquiring Person becomes the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (the “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200.00 worth of Common Stock (or other consideration, as noted above) for $100.00. If the Common Stock at the time of exercise had a market value per share of $20.00, the holder of each valid Right would be entitled to purchase ten (10) shares of Common Stock for $100.00.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after the Stock Acquisition Date, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of Common Stock per Right with a value equal to the spread between the value of the number of shares of Common Stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Common Stock, one share of Common Stock per Right (subject to adjustment).

At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company.

This Summary of Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

ADDENDUM C

Toll Brothers, Inc.
Senior Officer Bonus Plan

1. Purpose.  The purpose of the Plan is to provide performance-based bonuses to the senior officers of the Company (as defined herein). The Plan is intended to provide an incentive for superior work and to motivate participating senior officers toward even higher achievement and business results, and to enable the Company to attract and retain highly qualified senior officers. The Plan is also intended to secure the full deductibility under the provisions of the Code (as defined herein) of the bonus compensation paid under the Plan to the Company’s Covered Employees (as defined herein).

2. Definitions.

(a) “Award” shall mean the amount payable to a Participant hereunder with respect to any Performance Period.

(b)	“Board of Directors” shall mean the Board of Directors of the Company.

(c) “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (i) the consummation of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; (iii) the consummation of a merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation; (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any individual person who, on the date the Plan is effective, shall have been the beneficial owner of at least ten percent (10%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Executive Compensation Committee of the Board of Directors or such other committee as may be established by the Board of Directors for these purposes which shall consist solely of two or more Outside Directors.

(f) “Company” shall mean Toll Brothers, Inc., a Delaware corporation, and any successor thereto.

(g) “Covered Employee” shall mean, with respect to any fiscal year of the Company, each officer whose compensation for such fiscal year is required to be disclosed or may be required to be disclosed to stockholders in the proxy statement relating to the annual meeting of stockholders of the Company held during the next fiscal year pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(h) “Outside Director” shall mean a member of the Board of Directors who (i) is not a current employee of the Company or any affiliate, (ii) is not a former employee of the Company or any affiliate who is receiving compensation for services (other than benefits under a tax-qualified retirement plan), (iii) was not an officer of the Company or any affiliate at any time, (iv) is not currently receiving compensation for services from the Company or any affiliate in any capacity other than as a member of the Board of Directors, (v) is a “Non-Employee Director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (vi) is an “Outside Director” as that term is defined under Section 162(m) of the Code.

(i) “Participant” shall mean, with respect to each Performance Period, each officer who has been designated by the Committee as a Participant in the Plan for such Performance Period.

(j) “Performance Goal” shall mean, with respect to a Performance Period, an objective performance goal or goals that have been established by the Committee, consistent with the express terms of the Plan, which must be met in order for any Award to be payable to any Participant in the Plan with respect to such Performance Period.

(k) “Performance Period” shall mean the Plan Year, or such other period which may be longer than or shorter than a single Plan Year, as may be established as a Performance Period by the Committee from time to time.

(l) “Plan” shall mean the Toll Brothers, Inc. Senior Officer Bonus Plan, as set forth herein and as may be amended from time to time.

(m) “Plan Year” shall mean the Company’s fiscal year, beginning on November 1 and ending on the next following October 31.

3. Term of Plan.  Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect for the Plan Year ending October 31, 2010 and shall continue in subsequent Plan Years until terminated by the Board of Directors.

4. Eligibility and Participation.  Those senior officers of the Company who are designated as Participants in the Plan from time to time by the Committee shall be eligible to participate in the Plan. Prior to or at the time Performance Goals are established for a specified Performance Period, the Committee shall, at its sole discretion, designate in writing which senior officers are to be Participants in the Plan with respect to such Performance Period.

5. Establishment of Awards.  In connection with the grant of each Award, the Committee shall establish the Performance Period and one or more Performance Goals applicable to such Award, in accordance with the provisions of Section 6, below. During any Plan Year, the Committee may establish multiple Awards for any Participant in the Plan.

6. Performance Goals.

(a) Prior to or within the first ninety (90) days of a Performance Period (or, if the Performance Period is shorter than one year, within the first 25 percent of the Performance Period) the Committee shall establish in writing the duration of such Performance Period and, with respect to such Performance Period, one or more specific Performance Goals and an objective formula or method for computing the amount of Award payable to each Participant with respect to such Performance Period if such specified Performance Goals are attained.

(b) Performance Goals shall be based upon objective business criteria that take into account one or more of the following for the Company as a whole or any of its subsidiaries, operating divisions or other operating units: share price, market share, gross revenue, net revenue, net income, pre-tax income, pre-tax pre-bonus income, operating income, cash flow, earnings per share, debt ratings, debt-to-capital ratio, generation of cash, issuance of new debt, establishment of new credit facilities, retirement of debt, return on equity, return on assets, return on capital, return on revenues, attraction of new capital, gross homebuilding margin, net margin, pre-tax margin, total shareholder return, acquisition or disposition of assets, acquisition or disposition of companies, creation of new performance and compensation criteria for key personnel, recruiting and retaining key personnel, customer satisfaction, employee morale, acquisition or disposition of other entities or businesses, acquisition or disposition of assets, hiring of strategic personnel, development and implementation of Company policies, strategies and initiatives, creation of new joint ventures, new contracts signed, increasing the Company’s public visibility and corporate reputation, development of corporate brand name, overhead cost reductions, unit deliveries, savings, productivity, or any combination of or variations on the preceding business criteria. The Performance Goals established by the Committee based on the aforementioned business criteria may be measured, where the

Committee deems appropriate, before or after any applicable unusual, unanticipated or non-reoccurring items, and may be measured in comparison to a budget approved by the Committee, a peer group established by the Committee or a stated target established by the Committee.

(c) The Performance Goals may be modified at the discretion of the Committee to take into account significant items or events and may be adjusted to reflect the opening or expanding of new geographic regions and the development of new business lines, unless the exercise of such discretion would be inconsistent with the requirements of the qualified performance-based compensation exemption of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, Performance Goals may be based upon a Participant’s attainment of business objectives with respect to any of the criteria set forth in Section 6(b), or implementing policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility. Measurements of the Company’s or a Participant’s performance against the Performance Goals established by the Committee shall be objectively determinable and, to the extent applicable, shall be determined according to generally accepted accounting principles as in existence on the date on which the Performance Goals are established and without regard to any changes in such principles after such date.

(d) The establishment of Performance Goals under the Plan shall in all cases be implemented in a manner consistent with the requirements of the qualified performance-based compensation exemption of Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

7. Determination of Awards.

(a) As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Performance Goal or Goals established for such Performance Period have been achieved, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination. In addition, the Committee shall calculate the amount of each Participant’s Award for such Performance Period based upon the levels of achievement of the relevant Performance Goals and the objective formula or formulae established for such purposes with respect to such Performance Period.

(b) The Committee shall have no discretion to increase the amount of any Participant’s Award above the maximum amount established for such Award pursuant to the objective formula or method described in Section 6(a), but may, in it absolute and sole discretion until an Award is finally determined under Section 7(a), determine to reduce the amount of any Award or totally eliminate such Award, where the Committee determines, at any time, and after taking into account such facts and circumstances as it deems relevant, that such a reduction or elimination is appropriate.

(c) The maximum amount payable with respect to any Participant with respect to any single Award shall not exceed $8.5 million (the “Award Cap”) and, in no event shall the maximum aggregate amount payable with respect to any Participant with respect to all of the Awards which have Performance Periods that end within any Plan Year exceed two times the Award Cap, regardless of the number of Awards established for such Participant which have Performance Periods that end within such Plan Year (the “Annual Payment Cap”). Any Award (or portion thereof) that is limited pursuant to the Annual Payment Cap shall not be paid. For purposes of determining whether Awards exceed the foregoing limits, in the event the Committee determines to pay any portion of an Award in shares of Company common stock, the value of such shares shall be determined as of the end of the Performance Period relating to the Award.

(d) The Committee shall have the right to determine whether an Award shall be paid or forfeited in the event of termination of employment by the Participant, prior to the end of the relevant Performance Period or payment of such Award to the Participant, due to death, disability, Change of Control of the Company, retirement in accordance with the Company’s (or a subsidiary’s) retirement policies, resignation pursuant to mutual written agreement, voluntary or involuntary termination in the absence of a mutual written agreement, or some other event.

8. Payment of Awards.

(a) Any Award payable under this Plan may be paid to the Participant (or to his or her estate after the Participant’s death) in cash, shares of Company common stock, or a combination of both, at the discretion of the

Committee. To the extent an Award is paid in whole or in part in shares, the number of shares the Participant shall receive shall be determined by dividing the dollar amount of the Award (or relevant portion thereof) by the closing price of the Company’s common stock on the New York Stock Exchange on the last business day of the Performance Period relating to such Award. Payment of shares shall be under the terms of the Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Employees (2007), or any successor plan, and may be in the form of a restricted stock award, unrestricted stock award or stock units.

9. Other Terms and Conditions.

(a) No Award shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan are disclosed to and approved by the Company’s stockholders.

(b) No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, any Award under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any Award awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

(c) Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant’s compensation at any level.

(d) The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

10. Administration.

(a) The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

(b) Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

(c) The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

(d) The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the business criteria specified in Section 6(b) or to increase the maximum amount payable to any Participant as an Award Cap or Annual Payment Cap, as specified in Section 7(c), without stockholder approval unless stockholder approval is not required in order for the Award paid to a Covered Employee to constitute qualified performance-based compensation under Section 162(m) of the Code.

(e) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

(f) The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

TOLL BROTHERS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders — March 17, 2010
     The undersigned stockholder of Toll Brothers, Inc. (the “Company”), revoking all previous proxies, hereby appoints ROBERT I. TOLL and ZVI BARZILAY, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania, on Wednesday, March 17, 2010, at 12:00 noon EDT, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated and as described below with respect to the matters specified on the reverse side.
     This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, returned and received by us prior to voting at the Meeting, will be voted in the manner directed herein by the undersigned. If this proxy is properly executed, returned and received by us prior to voting at the Meeting without specific instructions, the shares will be voted “FOR” all nominees under Proposal One, “FOR” Proposals Two, Three, Four and Five, and “AGAINST” Proposals Six and Seven. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.
     If you plan to attend the Meeting in person, please refer to the admission policy and procedures set forth in the proxy statement.
The Company’s proxy materials are available online at: https://materials.proxyvote.com/889478
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
TOLL BROTHERS, INC.
March 17, 2010
COMMON STOCK
Please date, sign and mail your proxy card in the envelope provided as soon as possible
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES
NAMED BELOW, “FOR” PROPOSALS TWO, THREE, FOUR AND FIVE, AND “AGAINST” PROPOSALS SIX AND SEVEN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1. Election of Directors:

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (see instructions below)

☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to the nominee you wish to withhold, as shown here ☑:
Nominees:
☐ Zvi Barzilay
☐ Edward G. Boehne
☐ Richard J. Braemer
☐ Carl B. Marbach
2. The ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.
FOR ☐      AGAINST ☐     ABSTAIN ☐
3. The approval of the protective amendment to the Company’s Second Restated Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of the Company’s net operating losses and unrealized tax losses.
FOR ☐     AGAINST ☐     ABSTAIN ☐
4. The approval of the Toll Brothers, Inc. Section 382 Rights Agreement.
FOR ☐     AGAINST ☐     ABSTAIN ☐
5. The approval of the Toll Brothers, Inc. Senior Officer Bonus Plan.
FOR ☐     AGAINST ☐     ABSTAIN ☐
6. A stockholder proposal submitted by the Central Laborers’ Pension Fund relating to adoption of a policy that the Board’s Chairman be an independent director who has not previously served as an executive officer of the Company.
FOR ☐     AGAINST ☐     ABSTAIN ☐
7. A stockholder proposal submitted by the Office of the Comptroller of New York City relating to adoption of quantitative goals for reduction of greenhouse gas emissions from the Company’s products and operations.
FOR ☐     AGAINST ☐     ABSTAIN ☐
8. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2009 ANNUAL REPORT OF TOLL BROTHERS, INC.
MARK “X” IF YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING OF STOCKHOLDERS.    ☐
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder                                                                      Dated:                           , 2010
Signature of Stockholder                                                                      Dated:                           , 2010
NOTE: Please sign this Proxy exactly as your name(s) appear(s) on this proxy card . Where shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.